                                                                     EXHIBIT 2.1
                                                                             ---



                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                             INKTOMI CORPORATION

                              IC ACQUISITION CORP.

                                     AND

                           IMPULSE BUY NETWORK, INC.

                          DATED AS OF APRIL 21, 1999

                               INDEX OF EXHIBITS


EXHIBIT           DESCRIPTION
-------           -----------

Exhibit A         Form of Voting Agreement
Exhibit B         Form of Company Affiliate Agreement
Exhibit C         Form of Employment and Non-Competition Agreement
Exhibit D         Form of Agreement of Merger
Exhibit E         Form of Declaration of Registration Rights
Exhibit F         Form of Parent Affiliate Agreement
Exhibit G         Form of Secured Promissory Note
Exhibit H         Form of Security Agreement
Exhibit I         Form of  Legal Opinion of Counsel to Parent
Exhibit J         Form of Legal Opinion of Counsel to the Company

                              INDEX OF SCHEDULES


SCHEDULE            DESCRIPTION
--------            -----------

2.3(a)              Shareholder List
2.3(b)              Option and Warrant Holder List
2.5                 Conflicts
2.6                 Governmental and Third Party Consents
2.7                 Company Financials
2.8                 Undisclosed Liabilities
2.9                 No Changes
2.10                Tax Returns and Audits
2.12(a)             Leased Real Property
2.12(b)             Liens on Property
2.12(c)             Equipment
2.13                Government Authorizations
2.14(a)             Registered Intellectual Property
2.14(b)             Intellectual Property Out-Licenses
2.14(c)             Intellectual Property In-Licenses
2.16                Product Warranties and Standard Forms of Agreements
2.17(a)             Agreements, Contracts and Commitments
2.17(b)             Breaches
2.18                Change of Control Payments
2.19                Interested Party Transactions
2.21                Litigation
2.25                Brokers/Finders Fees
2.26(b)             Employee Benefit Plans and Employees
2.26(d)             Employee Plan Compliance
2.26(g)             Post-Employment Obligations
2.26(i)(i)          Effect of Transaction
2.26(i)(ii)         Excess Parachute Payments
2.26(j)             Officers, Directors and Employees
2.26(k)             Labor
2.27                Bank Accounts
6.14                Company Affiliate List
6.17                Company Shareholders to Sign Voting Agreement
6.18                Employees to Sign Employment and Non-Competition Agreement

                                 SCHEDULE 6.18
                                 -------------

          Employees to Sign Employment and Non-Competition Agreement
          ----------------------------------------------------------


Mark Goldstein
Richard Ling
Ralph Ng
Gary Ogasanara
Andrew Rosenbaum
Drew Stoddard
Joshua Tretakoff

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE I

         THE MERGER....................................................................   1
         1.1      The Merger...........................................................   1
         1.2      Effective Time.......................................................   2
         1.3      Effect of the Merger.................................................   2
         1.4      Articles of Incorporation; Bylaws....................................   2
         1.5      Directors and Officers...............................................   2
         1.6      Maximum Aggregate Merger Consideration; Effect on Capital Stock......   2
         1.7      Dissenters' Rights...................................................   7
         1.8      Surrender of Certificates............................................   7
         1.9      No Further Ownership Rights in Company Common Stock..................   9
         1.10     Lost, Stolen or Destroyed Certificates...............................   9
         1.11     Tax and Accounting Consequences......................................   9
         1.12     Taking of Necessary Action; Further Action...........................   9

ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................  10
         2.1      Organization of the Company..........................................  10
         2.2      Subsidiaries.........................................................  10
         2.3      Company Capital Structure............................................  10
         2.4      Authority............................................................  11
         2.5      No Conflict..........................................................  11
         2.6      Consents.............................................................  12
         2.7      Company Financial Statements.........................................  12
         2.8      No Undisclosed Liabilities...........................................  12
         2.9      No Changes...........................................................  12
         2.10     Tax and Other Returns and Reports....................................  14
         2.11     Restrictions on Business Activities..................................  16
         2.12     Title to Properties; Absence of Liens and Encumbrances...............  16
         2.13     Governmental Authorization...........................................  17
         2.14     Intellectual Property................................................  17
         2.15     Year 2000 Compliance.................................................  21
         2.16     Product Warranties; Defects; Liabilities.............................  21
         2.17     Agreements, Contracts and Commitments................................  22
         2.18     Change of Control Payments...........................................  23
         2.19     Interested Party Transactions........................................  23
         2.20     Compliance with Laws.................................................  24
         2.21     Litigation...........................................................  24
         2.22     Insurance............................................................  24

                               TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                       ----
         2.23     Minute Books.........................................................  24
         2.24     Environmental Matters................................................  24
         2.25     Brokers' and Finders' Fee............................................  25
         2.26     Employee Matters and Benefit Plans...................................  25
         2.27     Bank Accounts........................................................  29
         2.28     Indemnification Obligations..........................................  29
         2.29     Pooling of Interests.................................................  29
         2.30     Representations Complete.............................................  29

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.......................  30
         3.1      Organization of Parent and Merger Sub................................  30
         3.2      Authority............................................................  30
         3.3      Parent Common Stock..................................................  30
         3.4      SEC Filings; Parent Financial Statements.............................  31
         3.5      No Material Adverse Change...........................................  31


         ARTICLE IV

         SECURITIES ACT COMPLIANCE; REGISTRATION.......................................  32
         4.1      Securities Act Exemption.............................................  32
         4.2      Stock Restrictions...................................................  32
         4.3      The Company Shareholders' Restrictions Regarding Securities Law
                    Matters............................................................  32
         4.4      Registration Rights..................................................  33

ARTICLE V

         CONDUCT PRIOR TO THE EFFECTIVE TIME...........................................  33
         5.1      Conduct of Business of the Company...................................  33

ARTICLE VI

         ADDITIONAL AGREEMENTS.........................................................  35
         6.1      Preparation of Information Statement.................................  35
         6.2      Shareholder Approval.................................................  36
         6.3      Access to Information................................................  36
         6.4      Confidentiality......................................................  36
         6.5      Public Disclosure....................................................  36
         6.6      Consents.............................................................  37

                               TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                       ----
         6.7      FIRPTA Compliance....................................................  37
         6.8      Legal Conditi
                  Legal Conditions to the Merger.......................................  37
         6.9      Best Efforts; Additional Documents and Further Assurances............  37
         6.10     Notification of Certain Matters......................................  37
         6.11     Pooling Accounting...................................................  37
         6.12     Reorganization.......................................................  38
         6.13     Declaration of Registration Rights...................................  38
         6.14     Affiliate Agreements.................................................  38
         6.15     Form S-8.............................................................  38
         6.16     Nasdaq National Market...............................................  38
         6.17     Voting Agreements....................................................  38
         6.18     Employment and Non-Competition Agreements............................  38
         6.19     Blue Sky Laws........................................................  39
         6.20     Indemnification......................................................  39
         6.21     Benefit Arrangements.................................................  39
         6.22     Termination of Company Investor Rights...............................  39
         6.23     No Solicitation......................................................  39
         6.24     Bridge Loan..........................................................  40

ARTICLE VII

         CONDITIONS TO THE MERGER......................................................  40
         7.1      Conditions to Obligations of Each Party to Effect the Merger.........  40
         7.2      Additional Conditions to Obligations of the Company..................  41
         7.3      Additional Conditions to the Obligations of Parent and Merger Sub....  42

ARTICLE VIII

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW............................  43
         8.1      Survival of Representations and Warranties...........................  43
         8.2      Escrow Arrangements..................................................  43

ARTICLE IX

         TERMINATION, AMENDMENT AND WAIVER.............................................  51
         9.1      Termination..........................................................  51
         9.2      Effect of Termination................................................  52
         9.3      Amendment............................................................  52
         9.4      Extension; Waiver....................................................  52

                               TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                       ----
ARTICLE X

         GENERAL PROVISIONS............................................................  53
         10.1     Notices..............................................................  53
         10.2     Expenses.............................................................  54
         10.3     Interpretation.......................................................  55
         10.4     Counterparts.........................................................  55
         10.5     Entire Agreement; Assignment.........................................  55
         10.6     Severability.........................................................  55
         10.7     Other Remedies.......................................................  55
         10.8     Governing Law........................................................  56
         10.9     Rules of Construction................................................  56
         10.10    Specific Performance.................................................  56

                     AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and
                                                      ---------
entered into as of April 21, 1999 among Inktomi Corporation, a Delaware corporation ("Parent"), IC Acquisition Corp., a California corporation and a
              ------
wholly-owned subsidiary of Parent ("Merger Sub"), and Impulse Buy Network, Inc.,
                                    ----------
a California corporation (the "Company").
                               -------

                                   RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub with and into the Company in accordance with this
 ------
Agreement and the California General Corporation Law ("California Law").  Upon
                                                       --------------
consummating of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger
              ----
be treated as a "pooling of interests."

     C. The Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term strategy of the Company and fair to, and in the best interests of, the Company and its shareholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to unanimously recommend that the shareholders of the Company adopt and approve the principal terms of this Agreement and approve the Merger.

     D. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the shareholders of the Company listed on Schedule 6.17 hereto is entering into a Voting Agreement substantially in the form attached hereto as Exhibit A; and as
                                                              ---------
a condition and inducement to the Parent's willingness to enter into this Agreement, each of the affiliate shareholders of the Company listed on Schedule
6.14 hereto is entering into an Affiliate Agreement substantially in the form attached hereto as Exhibit B.
                   ---------

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and California Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                                             ---------------------

     1.2  Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 9.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than three (3) business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the
        ------------
Merger to be consummated by filing an Agreement of Merger, in substantially the form attached hereto as Exhibit D (the "Agreement of Merger"), with the
                        ---------       -------------------
Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of acceptance by the Secretary of State of California of such filing being referred to herein as the "Effective Time").
                                                              --------------
The parties currently intend that the Closing Date will occur on or prior to April 26, 1999.

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts and liabilities of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws.
          ---------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that
                                                       --------  -------
Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Impulse Buy Network, Inc."

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The director(s) of Merger Sub immediately
          ----------------------
prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6  Maximum Aggregate Merger Consideration; Effect on Capital Stock.  The
          ---------------------------------------------------------------
aggregate maximum number of shares of common stock of Parent ("Parent Common
                                                               -------------
Stock") to be issued (including Parent Common Stock to be reserved for issuance
-----
upon exercise of any of the Company's options and stock purchase rights to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding capital stock of the Company ("Company Capital Stock") and all outstanding
                               ---------------------
unexpired and unexercised options and stock purchase rights to acquire Company Capital Stock shall be 900,000 (the "Aggregate Share Number"). No adjustment
                                     ----------------------
shall be made in the number of shares of Parent

Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of options, stock purchase rights or warrants to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of Company Capital Stock, the holder of any options, warrants or other rights to acquire or receive shares of Company Capital Stock, the following shall occur (which is intended to comply fully with the liquidation preference provisions set forth in Article IV, Section 2 of the Articles of Incorporation of the Company, as amended through the date hereof):

          (a) Conversion of Company Common Stock.  Each share of common stock of
              ----------------------------------
the Company ("Company Common Stock") issued and outstanding immediately prior to
              --------------------
the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(e) and any "Dissenting Shares" (as defined and to the
                                    -----------------
extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the product of (A) one share of Company Common Stock multiplied by (B) the Common Factor (as defined in Section 1.6(c) below) (the "Common Exchange Ratio") upon surrender of the certificate representing
      ---------------------
such share of Company Common Stock in the manner provided in Section 1.8.

          (b) Conversion of Company Preferred Stock.
              -------------------------------------

                    (i)  Series A Preferred Stock.  Each share of Series A
                         ------------------------
Preferred Stock of the Company ("Series A Preferred") issued and outstanding
                                 ------------------
immediately prior to the Effective Time (other than any shares of Series A Preferred to be canceled pursuant to Section 1.6(e) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the product of (A) one share of Series A Preferred multiplied by (B) the Series A Factor (as defined in Section 1.6(c) below) (the "Series A Exchange Ratio") upon surrender of the certificate
                    -----------------------
representing such share of Series A Preferred in the manner provided in Section 1.8.

                    (ii) Series B Preferred Stock.  Each share of Series B
                         ------------------------
Preferred Stock of the Company ("Series B Preferred") issued and outstanding
                                 ------------------
immediately prior to the Effective Time (other than any shares of Series B Preferred to be canceled pursuant to Section 1.6(e) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the product of (A) one share of Series B Preferred multiplied by (B) Series B Factor (as defined in Section 1.6(c) below) (the "Series B Exchange Ratio") upon surrender of the certificate
                    -----------------------
representing such share of Series B Preferred in the manner provided in Section 1.8.

          (c) Definitions.
              -----------

              (i) Common Factor.  The "Common Factor" shall be equal to the
                  -------------
(rounded to the sixth decimal place) computed using the following formula:

          X  =  N - (A + B)
                -----------
                     F

     Where   X  =  the Common Factor

             N  =  the Aggregate Share Number

             A  =  the Series A Liquidation Preference Shares (as defined below)

             B  =  the Series B Liquidation Preference Shares (as defined below)

             F  =  the Fully Diluted Company Shares (as defined below)

          (ii)  Series A Factor.  The "Series A Factor" shall be the number
                ---------------
(rounded to the sixth decimal place) equal to the sum of (A) the Common Factor plus (B) the number that is equal to the quotient computed by dividing (1) the Series A Liquidation Preference Shares by (2) the number of shares of Series A Preferred outstanding immediately prior to the Effective Time.

          (iii) Series B Factor.  The "Series B Factor" shall be the number
                ---------------
(rounded to the sixth decimal place) equal to the sum of (A) the Common Factor plus (B) the number that is equal to the quotient computed by dividing (1) the Series B Liquidation Preference Shares by (2) the number of shares of Series B Preferred outstanding immediately prior to the Effective Time after taking into
                                                              -----
consideration the "net exercise" of the warrant to purchase up to 76,576 shares of Series B Preferred held by Yahoo! Inc. (the "Series B Warrant") to the extent
                                                ----------------
such warrant remains outstanding immediately prior to the Effective Time.

          (iv)  Series A Liquidation Preference Shares.  The "Series A
                --------------------------------------
Liquidation Preference Shares" shall be the number (rounded down to the nearest whole number) equal to the quotient computed by dividing (A) the product of (1) the number of shares of Series A Preferred outstanding immediately prior to the Effective Time and (2) 0.83 by (B) the average of the closing sale price of Parent Common Stock as reported on the Nasdaq National Market over the 30-day period ending three (3) days prior to the Closing Date.

          (v)   Series B Liquidation Preference Shares.  The "Series B
                --------------------------------------
Liquidation Preference Shares" shall be the number (rounded down to the nearest whole share) equal to the quotient computed by dividing (A) the product of (1) the number of shares of Series B Preferred outstanding immediately prior to the Effective Time after taking into consideration any "net exercise" of the Series
               -----
B Warrant and (2) 1.249132 by (B) the average of the closing sale price of Parent Common Stock as reported on the Nasdaq National Market over the 30-day period ending three (3) days prior to the Closing Date.

          (vi)  Fully Diluted Shares.  The "Fully Diluted Shares" shall mean
                --------------------
that number equal to the sum of (A) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (regardless of whether such shares are unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Company at such time); plus (B) the number of shares of Company Common Stock issuable upon conversion of the shares of Series A and Series B Preferred immediately prior to the Effective Time; plus (C) the number of shares of Company Common stock issuable upon exercise of the Company Options or Stock Purchase Rights (as such terms are defined in Section 1.6(f)) outstanding at the Effective Time (regardless of whether such Company Options or Stock Purchase Rights are vested); plus (D) the number of shares of Company Common Stock issuable upon conversion of the shares of Series B Preferred which shares of Series B Preferred are themselves issuable upon "net exercise" of the Series B Warrant to the extent such warrant remains exercisable immediately prior to the Effective Time; plus (E) the number of shares of Company Common Stock issuable in connection with any other options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell or cause to be issued, delivered or sold any Company Capital Stock immediately prior to the Effective Time.

          (d) Escrow.  Ten percent (10%) of the number shares of Parent Common
              ------
Stock to be issued at the Effective Time pursuant to Section 1.6(a) and (b) hereof (none of which shares of Parent Common Stock shall be unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation) shall be held in escrow (the "Escrow Amount")
                                                         -------------
pursuant to Article VIII of this Agreement to compensate Parent and its affiliates (including the Surviving Corporation) for any "Losses" (as defined in
                                                          ------
Section 8.2 hereof) incurred in connection with this Agreement and the transactions contemplated hereby.

          (e) Cancellation of Parent-Owned and Company-Owned Stock.  Each share
              ----------------------------------------------------
of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (f) Stock Options.  At the Effective Time, all options to purchase
              -------------
Company Common Stock (each a "Company Option") and all rights to purchase
                              --------------
Company Common Stock (each a "Stock Purchase Right") then outstanding (whether
                              --------------------
or not exercisable and whether or not vested at such time) under the Company's 1997 Stock Plan, as amended (the "Option Plan"), or otherwise, shall remain
                                  -----------
outstanding following the Effective Time and shall be assumed by Parent in accordance with provisions described below.

              (i) Each Company Option or Stock Purchase Right so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option or stock purchase agreements governing such Company Option or Stock Purchase Rights immediately prior to the Effective Time, except that (A) such Company Option or Stock Purchase Right shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option or Stock Purchase Right immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded to the nearest whole number of shares of Parent Common Stock (with 0.5 shares being rouned up) and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option or Stock Purchase Right shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option or Stock Purchase Right was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded to the nearest whole cent (with $0.005 being rounded up).

              (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the

Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

               (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option or Stock Purchase Right a document evidencing the foregoing assumption of such Company Option or Stock Purchase Right by Parent.

               (iv) Notwithstanding anything to the contrary in this Section 1.6, in lieu of assuming outstanding Company Options or Stock Purchase Rights in accordance with this Section 1.6(f), Parent may, at its election, cause such outstanding Company Options or Stock Purchase Rights to be replaced by issuing substantially equivalent replacement stock options in substitution therefor.

          (g)  Warrants.
               --------

               (i)  Series A Preferred Warrant.  To the extent the warrant to
                    --------------------------
purchase up to an aggregate of 120,482 shares of Series A Preferred held by Interactive Minds Ventures, L.P. (the "Series A Warrant") remains exercisable
                                       ----------------
immediately prior to the Effective Time, the Series A warrant shall, in connection with the Merger and pursuant to its terms, be terminated and shall not be assumed by Parent. After the Effective Time, any unexercised portion of the Series A Warrant shall not represent any right to purchase any Company Capital Stock or any Parent Common Stock.

               (ii) Series B Preferred Warrant.  To the extent the Series B
                    --------------------------
Warrant remains exercisable immediately prior to the Effective Time, the Series B Warrant shall, in connection with the Merger and pursuant to its terms, be "net exercised" into shares of Series B Preferred, which shares of Series B Preferred shall then be converted into shares of Parent Common Stock in the manner set forth in Section 1.6(b)(ii) above.

          (h)  Capital Stock of Merger Sub.  Each share of common stock of
               ---------------------------
Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (i)  Adjustments to Exchange Ratios.  The Common, Series A and Series
               ------------------------------
B Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

          (j)  Fractional Shares.  No fraction of a share of Parent Common Stock
               -----------------
will be issued at the Effective Time, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

     1.7  Dissenters' Rights.
          ------------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with Chapter 13 of California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be
                                               -----------------
converted into or represent a right to receive Parent Common Stock pursuant to
Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation.

          (b) Notwithstanding the provisions of Sections 1.6(a) and (b) hereof, if any holder of shares of Company Capital Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in Section 1.6(a) or (b), as the case may be, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

     1.8  Surrender of Certificates.
          -------------------------

          (a) Exchange Agent.  Prior to the Effective Time, Parent shall
              --------------
designate Norwest Shareholder Services to act as exchange agent (the "Exchange
                                                                      --------
Agent") in the Merger.
-----

          (b) Parent to Provide Common Stock.  Promptly after the Effective
              ------------------------------
Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided, however, that, on behalf of the holders of
                       --------  -------
Company Capital Stock, and pursuant to Article VIII hereof, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

          (c) Exchange Procedures.  Promptly after the Effective Time, the
              -------------------
Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the
                                  ------------
Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to
Article VIII hereof), plus cash in lieu of fractional shares in accordance with
Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be owned by the holders on whose behalf such shares were deposited in the Escrow Fund as set forth in Section 8.2(c)(iii) and shall be available to compensate Parent as provided in Article VIII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

          (d) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership.  If any certificate for shares of Parent
              ----------------------
Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9  No Further Ownership Rights in Company Common Stock.  All shares of
          ---------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 Lost, Stolen or Destroyed Certificates.  In the event any certificates
          --------------------------------------
evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however,
                                                            --------  -------
that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.11 Tax and Accounting Consequences.  It is intended by the parties hereto
          -------------------------------
that the Merger shall (i) constitute a reorganization within the meaning of
Section 368 of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368 of the Code) and (ii) qualify for accounting treatment as a "pooling of interests."

     1.12 Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are clearly disclosed in the disclosure schedules supplied by the Company to Parent and attached hereto (the "Company Schedules")
                                                            -----------------
and dated as of the date hereof, as follows:

     2.1  Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered a true and correct copy
 -----------------------
of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

     2.2  Subsidiaries.  The Company does not have and has never had any
          ------------
subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any equity or debt interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.3  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of 15,000,000 shares of authorized Common Stock, of which 3,416,477 shares are issued and outstanding and 4,041,174 shares of authorized Preferred Stock (the "Preferred
                                                                     ---------
Stock").  The authorized Preferred Stock consists of 1,162,652 shares of
-----
authorized Series A Preferred, of which 1,042,170 shares are issued and outstanding, and 2,878,522 shares of authorized Series B Preferred, of which 2,801,946 shares are issued and outstanding. The Company Capital Stock, including all shares subject to the Company's right of repurchase, is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.3(a). Schedule 2.3(a) also indicates for each Company shareholder whether any shares of Company Capital Stock held by such shareholder are subject to a repurchase right in favor of the Company, the lapsing schedule for any such restricted shares, including the extent to which any such repurchase right has lapsed as of the date of this Agreement and whether (and to what extent) the lapsing will be accelerated by the transactions contemplated by this Agreement. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All preferential rights of the Preferred Stock in connection with the sale of substantially all of the assets of the Company or a merger involving the Company are set forth in the Articles of Incorporation or the Company. All issued and outstanding shares of Company Capital Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws.

          (b) The Company has reserved 1,066,987 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 780,725 shares are subject to outstanding, unexercised options, none of the shares are subject to outstanding unexercised stock purchase rights and 219,785 shares remain available for future grant. Schedule 2.3(b) sets forth each outstanding Company Option and Stock Purchase Right, including the name of the holder of such option or right, the domicile address of such holder, an indication of whether such holder is an employee of the Company, the date of grant or issuance of such option or right, the number of shares of Common Stock subject to such option or right, the exercise price of such option or right and the vesting schedule for such option or right, including the extent vested to the date of this Agreement and whether and to what extent the exercisability of such option or right will be accelerated and become exercisable by the transactions contemplated by this Agreement. The Company has reserved 120,482 shares of Series A Preferred and 76,576 shares of Series B Preferred for issuance upon exercise of outstanding warrants (collectively, the "Warrants").
                                                                   --------
Schedule 2.3(b) sets forth for each of the Warrants the name of the holder and exercise price of such Warrants. Except for the Company Options, Stock Purchase Rights and warrants described in Schedule 2.3(b), there are no options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to (i) issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Capital Stock or (ii) grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, exchangeable or convertible securities, commitment or agreement. All issued and outstanding Company Options, Stock Purchase Rights and Warrants have been offered, issued and delivered in compliance with applicable federal and state securities laws. The holders of Company Options, Stock Purchase Rights and Warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

     2.4  Authority.  Subject only to the requisite approval of the Merger and
          ---------
the principal terms of this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the Merger and the principal terms of this Agreement is that number of shares as would constitute a majority of the outstanding shares of (a) the Company Common Stock and Preferred Stock, voting together as a single class, and (b) the Preferred Stock voting separately as a single class (in each case with each share of Preferred Stock being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and the principal terms of this Agreement by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

     2.5  No Conflict.  Except as set forth on Schedule 2.5, subject only to the
          -----------
approval of the Merger and the principal terms of this Agreement by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation
or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of
   --------
the Company or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

     2.6  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.6.

     2.7  Company Financial Statements. Schedule 2.7 sets forth true and correct
          ----------------------------
copies of the Company's unaudited balance sheet as of February 28, 1999 and the related unaudited statement of income for the respective 2-month period then ended (the "Company Unaudited Financials," which will be superseded prior to the
            ----------------------------
Closing by the Company's audited balance sheet as of February 28, 1999 and the related audited statement of income for the respective 3-month period then ended (the "Company Audited Financials") and the Company's unaudited balance sheet as
      --------------------------
of March 31, 1999 and the related unaudited statement of income for the one-month period then ended (the "Company Interim Financials"), the Company Audited
                              --------------------------
Financials and the Company Interim Financials shall be collectively referred to as the "Company Financials"). The Company Audited Financials and the Company
        ------------------
Interim Financials are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and
  ----
consistent with each other, except for the absence of footnotes in the case of the Company Interim Financials. The Company Audited Financials and Company Interim Financials present fairly the financial condition and operating results of the Company as of the dates and during the period indicated therein. The Company's unaudited Balance Sheet as of February 28, 1999, as superseded prior to Closing by the Company's audited balance sheet as of February 28, 1999, shall be referred to herein as the "Current Company Balance Sheet."
                              -----------------------------

     2.8  No Undisclosed Liabilities.  Except as set forth in Schedule 2.8, the
          --------------------------
Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Current Company Balance Sheet and
(ii) has not arisen in the ordinary course of the Company's business since February 28, 1999, consistent with past practices.

     2.9  No Changes.  Except as set forth in Schedule 2.9, since February 28,
          ----------
1999 and through the date of this Agreement, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

          (c) capital expenditure or capital commitment by the Company of $25,000 in any individual case or $50,000 in the aggregate (other than commitments to pay expenses incurred in connection with this transaction);

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (e) work stoppage, labor strike or other labor trouble, or any action, suit, claim, labor dispute or grievance relating to any labor, safety or discrimination matter involving the Company, including, without limitation, charges of wrongful discharge or other unlawful labor practices or actions;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g) revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to any Company Capital Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Capital Stock, other than repurchases of Common Stock from employees, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the termination of employment or other services;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, including, but not limited to, the modification of any existing compensation or equity arrangements with such individuals (which modification may include the amendment of any vesting terms related to Company Options or Stock Purchase Rights held by such individuals), or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (j) agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound except in the ordinary course of business and consistent with past practices;

          (k) sale, lease, license or other disposition of any of the assets or properties of the Company, or creation of any lien or security interest in such assets or properties except in the ordinary course of business and consistent with past practices;

          (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company except in the ordinary course of business and consistent with past practices;

          (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

          (o) (i) sale by the Company of any "Company Intellectual Property" (as
                                              -----------------------------
defined in Section 2.15 below) or the entering into of any license agreement (other than end-user license agreements entered into by the Company in the ordinary course of business consistent with past practice), distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Company Intellectual Property with any person or entity or with respect to the "Intellectual
                                                           ------------
Property" (as defined in Section 2.14 below) of any person or entity, (ii) the
--------
purchase or other acquisition of any Intellectual Property or the entering into of any license agreement, distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Intellectual Property of any person or entity or (iii) the change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Company;

          (p) except as set forth on Schedule 2.3(b), issuance or sale by the Company of any Company Capital Stock, or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing or any amendment of any existing equity arrangement;

          (q) event or condition of any character that has or reasonably would be expected to have a Material Adverse Effect on the Company; or

          (r) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.10 Tax and Other Returns and Reports.
          ---------------------------------

          (a) Definition of Taxes.  For the purposes of this Agreement, "Tax"
              -------------------                                        ---
or, collectively, "Taxes", means any and all federal, state, local and foreign
                   -----
taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Tax Returns and Audits.  Except as set forth in Schedule 2.10:
              ----------------------

                    (i) The Company has prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports "Returns") relating to any and all Taxes concerning or attributable to
         -------
the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                    (ii) The Company: (A) has paid or accrued all Taxes it is required to pay or accrue and (B) has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                    (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                    (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                    (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in the Company Financials, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Company Balance Sheet other than in the ordinary course of business consistent with past practice.

                    (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Returns for all periods since the date of Company's incorporation.

                    (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, Liens") on the assets of the Company relating to or attributable
               -----
to Taxes, other than Liens for Taxes not yet due and payable as of such time.

                    (viii) There is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                    (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                    (x) There is no contract, agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162(m) of the Code.

                    (xi)   The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                    (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                    (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                    (xiv) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

                    (xv) No adjustment relating to any Return filed by the Company has been proposed formally or informally by any tax authority to the Company or any representative thereof.

                    (xvi) The Company utilizes the accrued method of accounting for U.S. federal income tax purposes.

     2.11 Restrictions on Business Activities.  There is no agreement
          -----------------------------------
(noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.12 Title to Properties; Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) The Company does not own any real property, nor has it ever owned any real property. Schedule 2.12(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto and with respect to any current lease, the aggregate annual rent. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default as defined in such leases (or event which with notice or lapse of time, or both, would constitute a default). The operations of the Company on such real property do not, and to the knowledge of the Company, such real property, including improvements thereon, does not violate any applicable building code, zoning requirement, or classification, or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.10(b)(vii)), except as reflected in the Company Financials or in Schedule 2.12(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

          (c) Schedule 2.12(c) lists all items of equipment (the "Equipment")
                                                                  ---------
owned or leased by the Company. All facilities, machinery, equipment, fixtures, vehicles, and other properties owned, leased or used by the Company are (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear and reasonably fit and usable for the purposes for which they are being used, except where a failure to be in such condition would not have a Material Adverse Effect on the Company.

          (d) The Company has not sold or otherwise released for distribution any of its customer files and other customer information relating to the Company's current and former customers (the "Company Customer Information").
                                             ----------------------------
Except for information as provided to sales representatives (which information is subject to a customary non-disclosure agreement), no person other than the Company possesses any claims or rights with respect to use of the Company Customer Information.

     2.13 Governmental Authorization.  Schedule 2.13 accurately lists each
          --------------------------
material consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company
                             ----------------------
Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets except for Company Authorizations the absence or invalidity of which would not have a Material Adverse Effect on the Company.

     2.14 Intellectual Property.  For the purposes of this Agreement, the
          ---------------------
following terms have the following definitions:

     "Intellectual Property" shall mean any or all of the following and all
      ---------------------
     rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world;
     (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all Web addresses, sites and domain names; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

     "Commercial Software Rights" shall mean packaged commercially available
      --------------------------
     software programs generally available to the public through retail dealers in computer software which have been licensed to the Company pursuant to end-user licenses and which are used in the business of the Company but are in no way a component of or incorporated in any products of the Company or any related Company Intellectual Property.

     "Company Intellectual Property" shall mean any Intellectual Property that
      -----------------------------
     is used in the business of the Company as currently conducted and as proposed to be conducted.

     "Registered Intellectual Property" shall mean all United States,
      --------------------------------
     international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

     "Company Registered Intellectual Property" means all of the Registered
      ----------------------------------------
     Intellectual Property owned by, or filed in the name of, the Company.

          (a) Schedule 2.14(a) sets forth a complete list of all Company Registered Intellectual Property and all material Company Intellectual Property and specifies the jurisdictions in which such Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all software products currently marketed by the Company and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. Schedule 2.14(a) also sets forth a complete list of any requests the Company has received to make any such registration, including the identity of the requestor and the item requested to be so registered and the jurisdiction for which such request has been made.

          (b) Schedule 2.14(b) sets forth a complete list of all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property, and includes the date thereof and identity of all parties thereto (other than standard customer, distributor, and reseller software license agreements entered into by the Company in the ordinary course of business).

          (c) Schedule 2.14(c) sets forth any agreement pursuant to which a third party has licensed or transferred any Intellectual Property to the Company (other than licenses of Commercial Software Rights) and includes the date thereof and identity of all parties thereto.

          (d) The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company to be in violation or default under any license, sublicense or agreement listed on Schedule 2.14(b) or Schedule 2.14(c), nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

          (e) The Company has not been sued or charged as a defendant in any claim, suit, action, or proceeding which involves a claim of infringement of any Intellectual Property of any third party and which has not been finally terminated prior to the date hereof nor does the Company have any knowledge of any such charge or claim. No Company Intellectual Property or product of the Company is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing of products by the Company.

          (f) Each item of Company Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

          (g) The Company is the sole and exclusive owner or licensee of, with all right, title, and interest in and to each item of Company Intellectual Property, free and clear of any Lien, and has sole and exclusive rights (and is not contractually obligated to pay any compensation (other than licensing fees and royalties set forth in the applicable license) to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property is being used. The Company does not use nor is it licensed to use, and none of its products include or incorporate, (i) any software distributed free of charge on a trial basis for which a paid license would be required for commercial distribution, (ii) any software whose ownership has been retained by a third party who controls its distribution or (iii) any other code obtained from the public domain.

          (h) To the extent that any material Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto, and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (i) The Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

          (j) All contracts, licenses and agreements relating to the Company Intellectual Property are in full force and effect. The Company is in compliance with, and has not breached any material term of such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any material term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

          (k) No claims with respect to Company Intellectual Property have been asserted or, to the Company's knowledge, are threatened by any person, nor, to the Company's knowledge, are there any valid grounds for any bona fide claims, or infringement liability (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on or misappropriates any Intellectual Property or constitutes unfair competition or trade practices under the laws of any jurisdiction; (ii) against the use by the Company of any Intellectual Property used in the business of the Company as currently conducted or as proposed to be conducted; or (iii) challenging the ownership by the Company, validity or effectiveness of any Company Intellectual Property. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, including any employee or former employee of the Company.

          (l) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of the Company have executed such an agreement.

          (m) None of the Company's professional services agreements with its customers, its agreements with merchants, its agreements with outside consultants for the performance of professional services on the Company's or customers' behalf, nor any agreement or license with any end user or reseller of the Company's products, confers upon any party other than the Company any ownership right with respect to any Intellectual Property developed in connection with such agreement or license.

          (n) To the Company's knowledge, the Company has not breached or violated the terms of its license, sublicense, or other agreement relating to any Commercial Software Rights, and the Company has a valid right to use such Commercial Software Rights under such licenses and agreements. The Company is not or will not be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder, in violation of any license, sublicense, or agreement relating to Commercial Software Rights. No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of the Company, are threatened by any person against the Company, nor to the knowledge of the Company are there any valid grounds for any bona fide claims (i) to the effect that the use of any product as now used or proposed for use by the Company infringes on any Intellectual Property, (ii) against the use by the Company of any Company Intellectual Property or (iii) challenging the validity or effectiveness of any of the rights of the Company to use Commercial Software Rights. To the knowledge of the Company, there is no unauthorized use, infringement, or misappropriation of any of the Commercial Software Rights by the Company or any employee or former employee of the Company. To the knowledge of the Company, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in any manner the use thereof by the Company.

     2.15 Year 2000 Compliance.
          --------------------

          (a) Company Products.  Each product manufactured, sold, licensed,
              ----------------
leased or delivered by the Company or used in connection with operations of the Company's business as presently conducted (the "Company Products") is designed
                                                ----------------
to be used without defect prior to, during, and after the calendar year 2000 A.D. The Company Products will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than a century. Without limiting the generality of the foregoing, the Company further represents and warrants that the Company Products (i) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; (ii) have been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and (iii) include Year 2000 Capabilities. For purposes of this Section 2.15, "Year 2000
                                                                    ---------
Capabilities" means that (i) the Company Products will manage, calculate,
------------
sequence, compare and manipulate data involving dates, including single century formulas and multi-century formulas and including leap years, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; (ii) all date-related user interface functionalities and data fields associated with the Company Products include the indication of century; and (iii) all date-related data interface functionalities associated with the Company Products include the indication of century.

          (b) Internal Operating Systems and Licensed Third Party Software.  The
              ------------------------------------------------------------
Company has audited its internal operating systems and licensed third party software and, to its knowledge, those systems and licensed third party software include Year 2000 Capabilities.

     2.16 Product Warranties; Defects; Liabilities.  Each Company Product has
          ----------------------------------------
been in all material respects in conformity with all applicable contractual commitments and all applicable express and implied warranties. The Company does not have any liability or obligation (and to the Company's knowledge, there is no current reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any liability or obligation) for replacement or repair thereof or other damages in connection therewith except liabilities or obligations incurred in the ordinary course of business consistent with past practice which do not have a Material Adverse Effect on the Company. No Company Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable law. Schedule 2.16 includes a copy of the standard terms and conditions of sale, license, or lease for each of the Company Products and copies of the Company's standard forms of merchant agreements, portal agreements and professional services agreements.

     2.17 Agreements, Contracts and Commitments.  Except as set forth on
          -------------------------------------
Schedule 2.17(a), the Company does not have, is not a party to nor is it bound by:

              (i)   any collective bargaining agreements,


              (ii) any employment or consulting agreement, contract or commitment with any officer, director, employee or member of the Company's Board of Directors, other than those that are terminable by the Company,

              (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

               (iv) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company,

               (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (vi)   any fidelity or surety bond or completion bond,

               (vii) any lease of personal property having a value individually in excess of $10,000,

               (viii) any agreement of indemnification or guaranty,

               (ix) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

               (x) any agreement relating to capital expenditures and involving future payments in excess of $25,000,

               (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

               (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

               (xiii) any purchase order or contract involving $25,000 or more,

               (xiv)  any construction contracts,

               (xv) any dealer, distribution, joint marketing (including any pilot program), development, content provider, destination site or merchant agreement,

               (xvi) any agreement pursuant to which the Company has granted or may be obligated to grant in the future, to any party a source-code license or option or other right to use or acquire source-code, including any agreements which provide for source code escrow arrangements,

               (xvii) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services, or the products or services of any other person or entity,

               (xviii) any agreement pursuant to which the Company has advanced or loaned any amount to any shareholder of the Company or any director, officer, employee, or consultant other than business travel advances in the ordinary course of business consistent with past practice, or

               (xix) any other agreement that involves $25,000 or more or is not cancelable without penalty within ninety (90) days.

     Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.17(b), the Company has not breached, violated or defaulted under in any material respect, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on
Schedule 2.17(a), Schedule 2.14(b) or Schedule 2.14(c) (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and
                           --------
effect and, except as otherwise disclosed in Schedule 2.17(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

     2.18 Change of Control Payments.  Schedule 2.18 sets forth each plan or
          --------------------------
agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers, directors or employees of the Company as a result of or in connection with the Merger.

     2.19 Interested Party Transactions.  Except as set forth on Schedule 2.19,
          -----------------------------
to the Company's knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act) of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.17(a), Schedule 2.14(b) or
Schedule 2.14(c); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.19 or ten percent (10%) of the outstanding equity interest of a venture capital or investment fund that holds Capital Stock of any entity described in clauses (i),
(ii) or (iii) above. There are no receivables of the Company owing by any director, officer, employee, or consultant to the Company (or any ancestor, sibling, descendant, or spouse of any such persons, or any trust, partnership, or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's established employee reimbursement policies and consistent with past practice). None of the Company shareholders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company.

     2.20 Compliance with Laws.  The Company has complied in all material
          --------------------
respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.21 Litigation.  There is no action, suit or proceeding of any nature
          ----------
pending or to the Company's knowledge threatened against the Company, its properties or any of its officers, directors or employees, nor, to the knowledge of the Company, is there any reasonable basis therefor. There is no investigation pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers, directors or employees by or before any Governmental Entity. Schedule 2.21 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

     2.22 Insurance.  With respect to the insurance policies and fidelity bonds
          ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.23 Minute Books.  The minute books of the Company made available to
          ------------
counsel for Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

     2.24 Environmental Matters.
          ---------------------

          (a) Hazardous Material.  The Company has not:  (i) operated any
              ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly and
 ------------------
safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities.  The Company has not transported,
              ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation,
    ------------------------------
treaty or statute promulgated by any

Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits.  The Company currently holds all environmental approvals,
              -------
permits, licenses, clearances and consents (the "Environmental Permits")
                                                 ---------------------
necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities.  No action, proceeding, revocation
              -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.25 Brokers' and Finders' Fees.  Except as set forth on Schedule 2.25, the
          --------------------------
Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Attached to Schedule 2.25 are copies of any written agreements and the summary of terms for any oral agreements with respect to such fees.

     2.26 Employee Matters and Benefit Plans.
          ----------------------------------

          (a) Definitions.  With the exception of the definition of "Affiliate"
              -----------
set forth in Section 2.26(a)(i) below (such definition shall only apply to this Section 2.26), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                    (i)   "Affiliate" shall mean any other person or entity
                           ---------
under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations thereunder;

                    (ii)  "COBRA" shall mean the Consolidated Omnibus Budget
                           -----
Reconciliation Act of 1985, as amended;

                    (iii) "Company Employee Plan" shall refer to any plan,
                           ---------------------
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or for the benefit of any "Employee" (as defined
                                                          --------
below), and pursuant to which the Company has or may have any material liability contingent or otherwise;

                    (iv)  "DOL" shall mean the United States Department of
                           ---
Labor.

                    (v)   "Employee" shall mean any current, former, or retired
                           --------
employee, officer, or director of the Company or any Affiliate;

                    (vi)   "Employee Agreement" shall refer to each management,
                            ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                    (vii)  "ERISA" shall mean the Employee Retirement Income
                            -----
Security Act of 1974, as amended;

                    (viii) "FMLA" shall mean the Family Medical Leave Act of
                            ----
1993, as amended;

                    (ix)   "IRS" shall mean the Internal Revenue Service;
                            ---

                    (x)    "Multiemployer Plan" shall mean any "Pension Plan"
                            ------------------
(as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                    (xi)   "Pension Plan" shall refer to each Company Employee
                            ------------
Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

          (b) Schedule.  Schedule 2.26(b) contains an accurate and complete list
              --------
of each Company Employee Plan and each Employee Agreement. The Company does not have any stated plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

          (c) Documents.  The Company has provided to Parent (i) correct and
              ---------
complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS, DOL or any other governmental agency with respect to any Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (vii) all material written agreements and contracts relating to each Company Employee Plan; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices;
(xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries of for each Company Employee Plan; (xii) all discrimination tests, if any, for each Company Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

          (d) Employee Plan Compliance.  Except as set forth on Schedule
              ------------------------
2.26(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has a period of time remaining under applicable Treasury regulations or IRS pronouncements in which to apply for and obtain such a letter; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates and its (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 501(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) Pension Plans.  The Company does not now, nor has it ever,
              -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans.  At no time has the Company contributed to or
              -------------------
been requested to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations.  Except as set forth in Schedule
              ------------------------------
2.26(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h) COBRA.  Neither the Company nor any Affiliate has, prior to the
              -----
Closing Date, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of the California Family Rights Act applicable to its Employees.

          (i)  Effect of Transaction.
               ---------------------

                    (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.26(i)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                    (ii) Except as set forth on Schedule 2.26(i)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee resulting from this transaction will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(2) of the Code.

          (j) Employment Matters.  Schedule 2.26(j) lists all current officers,
              ------------------
directors and employees of the Company. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same); (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any workers compensation policy or long-term disability policy. Each person who is acting or has acted as a consultant to the Company is acting or acted as an "independent contractor" and could not, based on the facts and circumstances of his consultancy, reasonably be deemed to be or have been "employed" with the Company. Schedule 2.26(j) also sets forth all outstanding offers of employment, whether written or oral, made to any employee or prospective employee, which offer has not been rejected by the offeree.

          (k) Labor.  No work stoppage or labor strike against the Company is
              -----
pending or, to the best knowledge of the Company, threatened. Except as set forth in Schedule 2.26(k), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in any liability to the Company. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.26(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          (l) No Interference or Conflict.  To the knowledge of the Company, no
              ---------------------------
shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgement, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     2.27 Bank Accounts.  Schedule 2.27 constitutes a full and complete list of
          -------------
all the bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

     2.28 Indemnification Obligations.  The Company has no knowledge of any
          ---------------------------
action, proceeding or other event pending or threatened against any officer or director of the Company which would give rise to any indemnification obligation of Company to its officers and directors under its Articles of Incorporation, Bylaws or any agreement between the Company and any of its officers or directors.

     2.29 Pooling of Interests.  Neither the Company nor any of its Affiliates
          --------------------
(as defined in Section 6.14) has taken or agreed to take any action which, to the Company's knowledge, could materially affect the ability of Parent to account for the business combination to be effected by the Merger as a "pooling of interests."

     2.30 Representations Complete.  None of the representations or warranties
          ------------------------
made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to the principal terms of this Agreement and the Merger (to the extent that such documents were prepared by or include information provided by the Company), contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1  Organization of Parent and Merger Sub.  Parent is a corporation duly
          -------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Parent or Merger Sub or the ability of either to consummate the transactions contemplated hereby.

     3.2  Authority.  Parent and Merger Sub have all requisite corporate power
          ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub,
enforceable in accordance with its terms.   The execution and delivery of this
Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or representation applicable to Parent or on which Parent's business, financial condition, operations or prospects is substantially dependent, the breach, violation, default, termination or forfeiture of which would result in a material adverse effect upon the ability of Parent or Merger Sub to consummate the Merger, or a material adverse effect on Parent or Merger Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of California or
(ii) such consents, approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

     3.3  Parent Common Stock.  The shares of Parent Common Stock to be issued
          -------------------
pursuant to the Merger and upon exercise of Company Options and Stock Purchase Rights assumed by Parent hereunder will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid, and non-assessable; provided, however, that the Parent Common Stock to be issued
            --------  -------
hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

     3.4  SEC Filings; Parent Financial Statements.
          ----------------------------------------

          (a) Parent has filed all forms, reports, and documents required to be filed by Parent with the SEC and has made available to the Company such forms, reports, and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof until the closing) are referred to herein as the "Parent SEC
                                                              ----------
Reports." As of their respective filing dates, the Parent SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements of Parent (including, in each case, the notes thereto), included in the Parent SEC Reports (the "Parent Financial Statements"), including each Parent SEC Report filed
      ---------------------------
after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act); and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to normal audit adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

     3.5  No Material Adverse Change.  Since the date of the balance sheet
          --------------------------
included in the Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent other than the anticipated amendment to the Certificate of Incorporation of Parent to increase the authorized number of shares of Parent Common Stock; or (c) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent. For purposes of this section, a reduction in the trading price of Parent's Common Stock, as reported by the Nasdaq National Market or any other automated quotation system or exchange, changes in economic conditions or changes in the industry and markets in which the Parent competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

                                  ARTICLE IV

                    SECURITIES ACT COMPLIANCE; REGISTRATION

     4.1  Securities Act Exemption.  The Parent Common Stock to be issued
          ------------------------
pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof. Prior to the Closing Date, each of the Company's shareholders shall have provided Parent such representations, warranties, certifications and additional information as Parent may reasonably request to ensure the availability of such exemptions from the registration requirements of the Securities Act.

     4.2  Stock Restrictions.  In addition to any legend imposed by applicable
          ------------------
state securities laws or by any contract which continues in effect after the Effective Time, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent=s transfer agent), stating substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

     4.3  The Company Shareholders' Restrictions Regarding Securities Law
          ---------------------------------------------------------------
Matters.  Each shareholder of the Company, by virtue of the Merger and the
-------
conversion into Parent Common Stock of the Company Capital Stock held by such shareholder, shall be bound by the following provisions:

          (a) Such shareholder will not offer, sell, or otherwise dispose of any shares of Parent Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

          (b) Such shareholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Shareholder furnishes Parent with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.

     4.4  Registration Rights.  Parent agrees that the shareholders of the
          -------------------
Company receiving Parent Common Stock in the Merger shall be entitled to the registration rights set forth in the Declaration of Registration Rights to be delivered by Parent at Closing in substantially the form attached hereto as Exhibit D (the "Declaration of Registration Rights").
---------       ----------------------------------

                                   ARTICLE V

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any materially negative event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

          (a) Waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any outstanding Company Options or Stock Purchase Rights or Company Common Stock subject to vesting, or reprice Company Options or Stock Purchase Rights granted under the Option Plan or authorize cash payments in exchange for any such outstanding options;

          (b) Make any payments or enter into any commitment or transaction outside of the ordinary course of business in excess of $10,000;

          (c) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

          (d) Transfer to any person or entity any rights to the Company Intellectual Property Rights (other than pursuant to end-user licenses granted to customers of the Company in the ordinary course of business);

          (e) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

          (f) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts;

          (g) Commence any litigation except to enforce its rights hereunder or under any agreements related hereto;

          (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Capital Stock;

          (i) Purchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

          (j) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except for the issuance of any Company Capital Stock upon exercise or conversion of presently outstanding Company Options, Stock Purchase Rights, warrants or Preferred Stock, or the grant of stock options to new employees pursuant to the outstanding written offers of employment);

          (k) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (l) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire outside of the ordinary course of business any assets in any amount, or in the ordinary course of business in an amount in excess of $25,000 in the case of a single transaction or in excess of $50,000 in the aggregate in any 30-day period;

          (m) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

          (n) Other than the Bridge Note and the Security Agreement (as defined in Section 6.24), incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

          (o) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and as disclosed in the Company Schedules, or adopt any new severance plan;

          (p) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of the Company consistent with past practice (provided that the price per share of any equity participation in the Company shall be agreed in advance by Parent);

          (q) Effect or agree to effect, including by way of hiring or involuntary termination, any change in the Company's directors, officers or key employees;

          (r) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (s) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary course of business subsequent to February 28, 1999 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

          (t) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (u) Enter into any strategic alliance, joint development or joint marketing agreement;

          (v) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

          (w) Take or agree to take any action which would preclude the ability of Parent to account for the business combination to be effected by the Merger as a "pooling of interests;" or

          (x) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (w) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Preparation of Information Statement.  As soon as practicable after
          ------------------------------------
the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an Information Statement for the shareholders of the Company to approve the principal terms of this Agreement, the Merger and the transactions contemplated hereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. Parent and the Company shall each use its best efforts to cause the Information Statement to comply in all material respects with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Company shareholders approve the principal terms of this Agreement, the Merger and the other transactions contemplated hereby and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

     6.2  Shareholder Approval.  The Company shall promptly after the date
          --------------------
hereof and in accordance with California Law and the Company's Articles of Incorporation and Bylaws to obtain the approval by the Company's shareholders of the Merger, the principal terms of this Agreement and the transactions contemplated hereby. The Company shall ensure that the shareholder approval is solicited in compliance with California Law, the Articles of Incorporation and Bylaws of the Company and all other applicable legal requirements. The Company agrees to use its best efforts and to take all action necessary or advisable to secure the necessary votes required by California Law to effect the Merger. Parent will make a representative available to shareholders to answer any questions Company shareholders may have regarding the Parent's business, management and financial affairs.

     6.3  Access to Information. The Company shall afford Parent and its
          ---------------------
accountants, legal counsel, and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the properties, books, contracts, commitments and records of the Company and
(b) all other information concerning the business, properties, and personnel of the Company as Parent may reasonably request. The Company agrees to provide Parent and its accountants, legal counsel, and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     6.4  Confidentiality.  The parties acknowledge that the Company and Parent
          ---------------
have previously executed a Mutual Confidentiality Agreement, dated as of February 12, 1999 (the "Confidentiality Agreement"), which Confidentiality
                        -------------------------
Agreement will continue in full force and effect in accordance with its terms.

     6.5  Public Disclosure.  Unless otherwise required by law (including,
          -----------------
without limitation, securities laws) or, as to Parent, by the rules and regulations of the Nasdaq National Market, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto (other than disclosures to Company shareholders pursuant to Section 6.2) unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     6.6  Consents.  The Company shall promptly apply for or otherwise seek and
          --------
use commercially reasonable efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger, including all consents, waivers, or approvals under any of the Contracts in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such consents and approvals are set forth in
Schedule 2.6.

     6.7  FIRPTA Compliance.  On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     6.8  Legal Conditions to the Merger.  Each of Parent, Merger Sub and the
          ------------------------------
Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     6.9  Best Efforts; Additional Documents and Further Assurances.  Each of
          ---------------------------------------------------------
the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement, and the transactions contemplated hereby.

     6.10 Notification of Certain Matters.  The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to
              --------  -------
this Section 6.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     6.11 Pooling Accounting.  Parent and the Company shall each use its best
          ------------------
efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its best efforts to cause its respective employees, directors, shareholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. Except for any agreements in effect as of the date hereof, neither Parent nor the Company shall take any action, either before or after consummation of the Merger, including the acceleration of vesting of any options, stock purchase rights, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to interfere with Parent's ability to account for the Merger as a pooling of interests.

     6.12 Reorganization.  It is the intent of the Company, Parent and the
          --------------
Surviving Corporation that this Merger qualifies as a tax-free reorganization under Section 368(a) of the Code, and the Company, Parent and the Surviving Corporation covenant and agree not to take any actions inconsistent with such intent.

     6.13 Declaration of Registration Rights.  Parent agrees that the
          ----------------------------------
shareholders of the Company receiving Parent Common Stock in the Merger pursuant to Sections 1.6(a) and (b) hereto shall be entitled to the registration rights set forth in the Declaration of Registration Rights which are hereby incorporated by reference.

     6.14 Affiliate Agreements.  Schedule 6.14 sets forth those persons who, in
          --------------------
the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Regulation C under the Securities Act (each such person an "Affiliate"). The Company shall provide Parent such information and documents
 ---------
as Parent shall reasonably request for purposes of reviewing such list. Each of Parent and the Company has delivered or shall cause to be delivered to the other, concurrently with the execution of this Agreement, from each of their respective Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit B (for Affiliates of the Company) or Exhibit F (for Affiliates
          ---------                                    ---------
of Parent). Parent and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of the Affiliate Agreements.

     6.15 Form S-8.  Parent shall file a Registration Statement on Form S-8 with
          --------
the SEC covering the shares of Parent Common Stock issuable with respect to assumed Company Options or Stock Purchase Rights no later than 30 days after the Closing Date.

     6.16 Nasdaq National Market.  Parent shall authorize for listing on the
          ----------------------
Nasdaq National Market the shares of Parent Common Stock issuable, in connection with the Merger, upon official notice of issuance and shall take all other acts as necessary or appropriate to cause such shares to become and remain so listed.

     6.17 Voting Agreements.  Concurrently with the execution of this Agreement,
          -----------------
the Company will cause the persons and entities listed on Schedule 6.17 hereto to execute Voting Agreements in the form attached hereto as Exhibit A (the
                                                            ---------
"Voting Agreements"), agreeing, among other things, to vote in favor of the
 -----------------
Merger and against any competing proposals.

     6.18 Employment and Non-Competition Agreements.  On or before the Closing,
          -----------------------------------------
the Company will use its best efforts to cause the employees listed on Schedule
6.18 to execute Employment and Non-Competition Agreements in the form attached hereto as Exhibit C (the "Employment and Non-Competition Agreements").
          ---------       -----------------------------------------

     6.19 Blue Sky Laws.  Parent shall take such steps as may be necessary to
          -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     6.20 Indemnification.
          ---------------

          (a) From and after the Effective Time, Parent will, and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification provisions under the indemnification agreements identified in Schedule 6.20 of the

Company Disclosure Schedule, and Company's Articles of Incorporation or Bylaws as each is in effect on the date hereof (the persons to be indemnified pursuant to the provisions referred to in this Section 6.20 shall be referred to herein as, collectively, the "Indemnified Parties"). The Articles of Incorporation
                       -------------------
and Bylaws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation and Bylaws as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

          (b) This Section 6.20 shall survive consummation of the Merger at the Effective Time, is intended to be for the benefit of, and enforceable by, the Company, Parent, the Surviving Corporation and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     6.21 Benefit Arrangements. Parent covenants and agrees that to the extent
          --------------------
permitted by applicable law and to the extent the existing benefit plans and arrangements provided by Company to its employees are terminated on or after the Effective Time, such employees shall be entitled to benefits which are available or subsequently become available to Parent's employees, and on a basis which is on parity with Parent's employees. For purposes of satisfying the terms and conditions of such plans, Parent shall give full credit for eligibility, vesting or benefit accrual for each participant's period of service at the Company prior to the Effective Time.

     6.22 Termination of Company Investor Rights.  The Company shall take such
          --------------------------------------
steps as may be necessary to provide for the termination as of the Closing of all Company investor rights granted by the Company to its shareholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants.

     6.23 No Solicitation.  From and after the date of this Agreement until the
          ---------------
earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and the Company will instruct its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly (i) solicit or encourage submission of any "Acquisition Proposal" (as defined herein) by any person, entity, or group
 --------------------
(other than Parent and its affiliates, agents, and representatives) or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company to, or afford access to the properties, books, or records of the Company, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity, or group (other than Parent and its affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Company. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to (i)
               --------------------
any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement) or (ii) sales by the Company of any Company Capital Stock (including, without limitation, by way of a tender offer or an exchange offer) other than pursuant to Company Options or Stock Purchase Rights otherwise disclosed in this Agreement. The Company, will immediately cease any and all existing activities, discussion, or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly (i) notify Parent if, after the date of this Agreement, it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify Parent of the significant terms and conditions of any such

Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent).

     6.24 Bridge Loan.  If this Agreement shall be terminated by the Company
          -----------
pursuant to Section 9.1(e), Parent shall promptly loan the Company an aggregate of $1,000,000 which shall be evidenced by the Secured Promissory Note issued by the Company, dated as of the date of such issuance, substantially in the form attached hereto as Exhibit G (the "Bridge Note"). The Note, when issued, will
                   ---------       -----------
be secured pursuant to the Security Agreement between the Company and Parent, substantially in the form attached hereto as Exhibit H (the "Security
                                             ---------       --------
Agreement").
---------

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER

     7.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Shareholder Approval.  The principal terms of  this Agreement and
              --------------------
the Merger shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

          (b) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (c) Opinion of Accountants.  PricewaterhouseCoopers LLP shall have
              ----------------------
delivered a letter to Parent and the Company affirming that firm's written concurrence, delivered concurrently with the Closing, with Parent management's and the Company management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement.

          (d) Tax Opinions.  Parent and the Company shall each have received
              ------------
written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, P.C., and Pillsbury Madison & Sutro, LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinion.

          (e) Closing Date Payment Schedule.  Parent and the Company shall each
              -----------------------------
have reviewed and approved a schedule (the "Closing Date Payment Schedule")
                                            -----------------------------
reflecting, as of the Effective Time (i) for each holder of Company Capital Stock, the number of shares of Company Capital Stock held, the aggregate number of shares of Parent Common Stock payable to such holder in the Merger, the number of such shares payable promptly after the Effective Time (in accordance with Section 1.6) and payable into the Escrow Fund (as defined in Section 8.2(a)), and the amount of cash payable to such holder for any fractional shares, and (ii) for each holder of Company Options or Stock Purchase Rights, the number of shares of Company Common Stock issuable upon exercise thereof immediately prior to the Effective Time, the number of shares of Parent Common Stock issuable upon exercise thereof following their assumption by Parent (in accordance with Section 1.6(f)), and the per share exercise price thereof upon such assumption.

          (f) Company Audited Financials and Company Interim Financials. The
              ---------------------------------------------------------
Company Audited Financials and the Company Interim Financials delivered by the Company as an amendment to Schedule 2.7 shall have been completed and delivered.

      7.2 Additional Conditions to Obligations of the Company.  The obligations
          ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

          (b) Agreements and Covenants.  Parent and Merger Sub shall have
              ------------------------
performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 9.1(e) below) in all material respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

          (c) Legal Opinion.  The Company shall have received a legal opinion
              -------------
from Wilson Sonsini Goodrich & Rosati, P.C., counsel to Parent, in substantially the form attached hereto as Exhibit I.
                            ---------

          (d) No Material Adverse Change.  There shall not have occurred any
              --------------------------
material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Parent. For purposes of this condition, a reduction in the trading price of Parent's Common Stock, as reported on the Nasdaq National Market, shall not constitute a material adverse change, whether occurring at any time or from time to time.

          (e) Declaration of Registration Rights.  Parent shall have executed
              ----------------------------------
and delivered the Declaration of Registration Rights.

      7.3 Additional Conditions to the Obligations of Parent and Merger Sub.
          -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Company contained in this Agreement (including the Company Schedules) shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company;

          (b) Agreements and Covenants.  The Company shall have performed or
              ------------------------
complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

          (c) Third Party Consents.  Parent shall have been furnished with
              --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.6.

          (d) Legal Opinion.  Parent shall have received a legal opinion from
              -------------
Pillsbury Madison & Sutro, LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit J.
                            ---------

          (e) No Material Adverse Change.  There shall not have occurred any
              --------------------------
material adverse change in the business, assets (including intangible assets) financial condition, results of operations or prospects of the Company.

          (f) Dissenters' Rights.  Holders of not more than 3% of the
              ------------------
outstanding shares of Company Capital Stock shall have exercised, nor shall they have any rights or continued right to exercise, dissenters' rights under California Law with respect to the transactions contemplated by this Agreement.

          (g) Termination of Company Investor Rights.  Parent shall have been
              --------------------------------------
furnished evidence satisfactory to it that all investor rights granted by the Company to its shareholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants, shall have terminated as of the Closing.

          (h) Escrow Schedule.  The Company shall have executed and delivered to
              ---------------
Parent the Escrow Schedule (as defined in Section 8.2 hereof).

          (i) Employment and Non-Competition Agreements.  The Employment and
              -----------------------------------------
Non-Competition Agreements as required by Section 6.18 hereof shall have been duly executed and delivered to Parent.

                                  ARTICLE VII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

      8.1 Survival of Representations and Warranties.  All of the Company's
          ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year following the Closing Date (the "Expiration Date").
                                                   ---------------

      8.2 Escrow Arrangements.
          -------------------

          (a) Escrow Fund.  At the Effective Time the Company's shareholders
              -----------
will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company shareholder, will be deposited with U.S. Bank Trust NA (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 8.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an
                              ------------
escrow fund (the "Escrow Fund") to be governed by the terms set forth herein.
                  -----------
The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Sections 1.6(a) and (b) and shall be in the respective share amounts and percentages listed opposite each Company's shareholder's names listed in a schedule to be executed by the Company and delivered to Parent at Closing (the "Escrow Schedule"). All shares of
                                         ---------------
Parent Common Stock contributed to the Escrow Fund shall not be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation. The Escrow Fund shall be available to compensate Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses")
                                         ----                    ------
incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger) or (ii) any failure by the Company to perform or comply with any covenant contained herein; provided that claims arising out of an inaccuracy or breach of any representations and warranties and any covenant of the Company contained in this Agreement and in any certificate, instrument, schedule or document delivered by the Company at the Closing in connection with this Agreement or the Merger must be asserted on or before 5:00 p.m. (California Time) on the Expiration Date. Except as otherwise provided herein, Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in Section 8.2 below) identifying Losses, the aggregate amount of which exceed $100,000, have been delivered to the Escrow Agent as provided in paragraph (e) and such amount is determined pursuant to this Article VIII to be payable; in such case, Parent may recover shares from the Escrow Fund equal in value to all indemnified Losses (including any Losses within the $100,000 threshold) for which there is no objection or any objection had been resolved in accordance with the provisions of this Article VIII; provided, however, that to the extent legal fees incurred
                      --------  -------
by the Company in connection with this Agreement and the Merger exceed $125,000, such excess shall be deemed a Loss for purposes of Article VIII and shall be immediately reimbursable to

Parent in accordance with this Article VIII (without regard to the $100,000 minimum threshold for Losses and without counting toward the $100,000 threshold).

          (b) Escrow Period; Distribution upon Termination of Escrow Periods.
              --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided,
                                              -------------    --------
however, that the Escrow Period shall not terminate with respect to such amount
-------
(or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, as evidenced by written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth on the Escrow Schedule). At all times during the Escrow Period, the Company shareholders shall be deemed to be the record holders of their respective amounts of the Parent Common Stock comprising the Escrow Amount.

          (c) Protection of Escrow Fund.
              -------------------------

                    (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                    (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) ("New Shares") in respect of Parent Common Stock in the
                           ----------
Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                    (iii) Each Company shareholder shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (d) Claims Upon Escrow Fund.
              -----------------------

                    (i) Upon receipt by the Escrow Agent at any time on or before the Expiration Date of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued
 ---------------------
or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                    (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 8.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the average of the closing prices of Parent's Common Stock on the Nasdaq Stock Market for the five (5) consecutive trading days ending on the day preceding the Closing Date. Parent and the Securityholder Agent shall certify such determined value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

          (e) Objections to Claims.  At the time of delivery of any Officer's
              --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (f) Resolution of Conflicts; Arbitration.
              ------------------------------------

                    (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                    (ii) If no such agreement can be reached after good faith negotiation, and in any event not later than sixty (60) days after receipt of the written objection of the Securityholder Agent, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                    (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Mateo or Santa Clara Counties, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 8.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent the sum of one-half ( 1/2) or less of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration, independent of the escrow fund.

          (g) Securityholder Agent of the Shareholders; Power of Attorney.
              -----------------------------------------------------------

                    (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Deepak Kamra shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each
                                                 --------------------
shareholder of the Company (except such shareholders, if any, as shall have perfected their dissenters' rights under California Law), for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of the Company.

                    (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

          (h) Actions of the Securityholder Agent.  A decision, act, consent or
              -----------------------------------
instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

          (i) Third-Party Claims.
              ------------------

              (i) If any third party shall notify Parent or its affiliates hereto with respect to any matter (hereinafter referred to as a "Third Party
                                                                 -----------
Claim"), which may give rise to a claim by Parent against the Escrow Fund, then
-----
Parent shall give notice to the Securityholder Agent within 30 days of Parent becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third party Claim as is reasonably available to Parent; provided,
                                                                       --------
however, that no delay or failure on the part of Parent in notifying the
-------
Securityholder Agent shall relieve the Securityholder Agent and the Company shareholders from any obligation hereunder unless the Securityholder Agent and the Company shareholders are thereby materially prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the Company shareholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent's giving notice to the Securityholder Agent of a Third Party Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

              (ii) In case any Third Party Claim is asserted against Parent or its affiliates, and Parent notifies the Securityholder Agent thereof pursuant to
Section 8.2(i)(a) hereinabove, the Securityholder Agent and the Company shareholders will be entitled, if the Securityholder Agent so elects by written notice delivered to Parent within 30 days after receiving Parent's notice, to assume the defense thereof, at the expense of the Company shareholders independent of the Escrow Fund, with counsel reasonably satisfactory to Parent so long as:

                    a) Parent has reasonably determined that Losses which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Fund determined in accordance with Section 8.2(d)(ii) hereof;

                    b) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;

                    c) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent; and

                     d) counsel selected by the Securityholder Agent is reasonably acceptable to Parent.

     If the Securityholder Agent and the Company shareholders so assume any such defense, the Securityholder Agent and the Company shareholders shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agent and the Company shareholders shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable.

               (iii) In the event that the Securityholder Agent assumes the defense of the Third Party Claim in accordance with Section 8.2(i)(ii) above, Parent or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent unless Parent or its affiliates shall reasonably determine that there is a material conflict of interest between or among Parent or its affiliates and the Securityholder Agent and the Company shareholders with respect to such Third Party Claim, in which case the reasonable fees and expenses of such counsel will be borne by the Securityholder Agent and the Company shareholders out of the Escrow Fund. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and material to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agent for investigation, depositions and trial.

               (iv) In the event that the Securityholder Agent fails or elects not to assume the defense of Parent or its affiliates against such Third Party Claim, which Securityholder Agent had the right to assume under Section 8.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense and Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder Agent. In the event that the Securityholder Agent is not entitled to assume the defense of Parent or its affiliates against such Third Party Claim pursuant to Section 8.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agent in connection therewith); provided, however, that except with the written consent of the
            --------  -------
Securityholder Agent, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent and the Company shareholders will cooperate with Parent or its affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions and trial.

     (j)  Escrow Agent's Duties.
          ---------------------

          (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.
In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any written instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; provided, however, that in
                                                     --------  -------
the event the Securityholder Agent shall be the Non-Prevailing Party in connection with any claim or action initiated by a Company shareholder or Company shareholders, then such Company shareholder or Company shareholders shall be responsible for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

          (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

     (k)  Fees.  All fees of the Escrow Agent for performance of its duties
          ----
hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

     (l)  Maximum Liability and Remedies.  Except for intentional fraud and
          ------------------------------
willful misconduct, the rights of Parent to make claims upon the Escrow Fund in accordance with this Article VIII shall be the sole and exclusive remedy of Parent and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant or agreement made by Company under this Agreement and no former shareholder, option holder, warrant holder, director, officer, employee or agent of Company shall have any personal liability to Parent or the Surviving Corporation after the Closing in connection with the Merger.


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     9.1  Termination.  Except as provided in Section 9.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Closing
Date:

          (a) by mutual written consent duly authorized by the Board of Directors of the Company and Parent;

          (b) by either Parent or the Company if: (i) the Closing Date has not occurred by April 30, 1999 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and such action or failure constitutes a breach of this Agreement); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided,
                                                                   --------
however, that if such breach is curable by the Company prior to April 30, 1999
-------
through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured prior to April 30, 1999 (but no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in
Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub prior
--------  -------
to April 30, 1999 through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 9.1(e) unless such breach is not cured prior to April 30, 1999 (but no cure period shall be required for a breach which by its nature cannot be cured).

     Where action is taken to terminate this Agreement pursuant to Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     9.2  Effect of Termination.  Except as set forth in Section 10.2, any
          ---------------------
termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2 and Article X (general provisions, including expenses), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement.

     9.3  Amendment.  Except as is otherwise required by applicable law, prior
          ---------
to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and the Company. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by Company shareholders who receive more than 50% of the Parent Common Stock issued or to be issued pursuant to
Section 1.6, or by all of the Company shareholders in the case of an amendment to Articles VIII.

     9.4  Extension; Waiver.  At any time prior to the Effective Time, Parent
          -----------------
and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE X

                              GENERAL PROVISIONS

     10.1 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               Inktomi Corporation
               1900 South Norfolk Street, Suite 310
               San Mateo, California 94403
               Attention:  Timothy J. Stevens, Esq.
                           Vice President, General Counsel
               Telephone:  (650) 653-2800
               Facsimile:  (650) 653-2891
               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304
               Attention:   Douglas H. Collom, Esq.
                            Roger E. George, Esq.
               Telephone:   (650) 493-9300
               Facsimile:   (650) 493-6811

          (b)  if to the Company, to:

               Impulse Buy Network, Inc.
               433 Airport Boulevard, Suite 123
               Burlingame, California 94010
               Attention:   Mark Goldstein
                            President and Chief Executive Officer
               Telephone:   (650) 401-2288
               Facsimile:   (650)

               with a copy to:

               Pillsbury Madison & Sutro, LLP
               235 Montgomery Street, Suite 1697
               San Francisco, California  94104
               Attention:   Michael J. Halloran, Esq.
                            L. William Caraccio, Esq.
               Telephone:   (415) 983-1610
               Facsimile:   (415) 983-7396

          (c)  if to the Securityholder Agent:

               Deepak Kamra
               c/o Canaan Partners
               2884 Sand Hill Road, Suite 115
               Menlo Park, California  94025
               Telephone:   (650) 854-8092

          (d)  if to the Escrow Agent:

               U.S. Bank Trust NA
               Global Escrow Depository Services
               One California Street, 4th Floor
               San Francisco, California 94111
               Attention:   Ann Gadsby
               Telephone:   (415) 273-4532
               Facsimile:   (415) 273-4593

     10.2 Expenses.
          --------

          (a) In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with
                --------------------
the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that if
                                                   --------  -------
the Merger is not consummated prior to May 15, 1999 for reasons other than the failure of the closing conditions specified in Section 7.1(a) hereof or any of the closing conditions specified in Section 7.3 and provided that the Company is not in default under the Bridge Note or in material breach of its obligations under this Agreement, Parent will reimburse the Company for all reasonable accounting and up to an aggregate maximum of $25,000 for attorneys' fees incurred in connection with this Agreement and the transactions contemplated hereby.

          (b) Subject to the provisions of Section 8.2, in the event the Merger is consummated, the Surviving Corporation shall be responsible for the payment of all Third Party Expenses, including Third Party Expenses incurred by the
Company.   Without limiting the forgoing, on the Closing Date the Surviving
Corporation (or Parent on behalf of Surviving Corporation) shall pay to Pillsbury, Madison & Sutro, LLP, Company counsel, the aggregate amount of Company attorneys' fees and expenses payable thereto in connection with this Agreement and the transactions contemplated hereby, provided that Parent receives a written invoice for such fees and expenses at least three (3) days prior to the Closing Date;

     10.3 Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.4 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.5 Entire Agreement; Assignment.  Except for the Confidentiality
          ----------------------------
Agreement, this Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     10.6 Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      10.7  Other Remedies.  Except as otherwise provided herein (including as
            --------------
set forth in Section 8.2(l)), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      10.8  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

      10.9  Rules of Construction.  The parties hereto agree that they have been
            ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      10.10 Specific Performance.  The parties hereto agree that irreparable
            --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company the Securityholder Agent (as to Article VIII only) and the Escrow Agent (as to matters set forth in Article VIII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


IMPULSE BUY NETWORK, INC.               INKTOMI CORPORATION
a California Corporation                a Delaware Corporation


By_______________________________       By__________________________________
  Mark Goldstein                          David C. Peterschmidt
  President and Chief Executive Officer   President and Chief Executive Officer

By_______________________________
  Richard Ling
  Vice President of Product



SECURITYHOLDER AGENTS:                  IC ACQUISITION CORP.
                                        a California Corporation


_________________________________       By__________________________________
Mark Goldstein                            David C. Peterschmidt
                                          President and Chief Executive Officer

_________________________________



ESCROW AGENT

U.S. BANK TRUST NA


By_______________________________
  Name:  Ann Gadsby
  Title:

                                                                       EXHIBIT A
                                                                               -

                          IMPULSE BUY NETWORK, INC.

                               VOTING AGREEMENT

     This Voting Agreement ("Agreement") is made and entered into as of April
                             ---------
21, 1999, between Inktomi Corporation, a Delaware corporation ("Parent"), and
                                                                ------
the undersigned shareholder ("Shareholder") of Impulse Buy Network, Inc., a
                              -----------
California corporation ("Company").
                         -------

                                   RECITALS

     A. Concurrently with the execution of this Agreement, Parent, Company and IC Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization
         ----------
(the "Reorganization Agreement") which provides for the merger (the "Merger") of
      ------------------------                                       ------
Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Reorganization Agreement.

     B. The Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock and/or
-------------
Preferred Stock of the Company as is indicated on the final page of this Agreement (the "Shares").
                ------

     C. Parent desires the Shareholder to agree, and the Shareholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.  Agreement to Retain Shares.
         --------------------------

         1.1  Transfer and Encumbrance.  Shareholder agrees not to transfer
              ------------------------
(except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement (provided, that if Shareholder is a signatory to the Company's Affiliate Agreement, nothing contained herein shall release such Shareholder of any of its obligations set forth under such Affiliate Agreement) and (ii) such date and time as the Reorganization Agreement shall be terminated pursuant to Article IX thereof.

         1.2  Additional Purchases.  Shareholder agrees that any shares of
              --------------------
capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New

Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.  Agreement to Vote Shares.  At every meeting of the shareholders of the
         ------------------------
Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares: (i) in favor of approval of the principal terms of the Reorganization Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Parent and its affiliates and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Shareholder agrees not to take any actions contrary to Shareholder's obligations under this Agreement.

     3.  Irrevocable Proxy.  Concurrently with the execution of this Agreement,
         -----------------
Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable, with the total number of
---------
shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder and subject to the Proxy set forth therein.

     4.  Representations, Warranties and Covenants of the Shareholder.
         ------------------------------------------------------------
Shareholder hereby represents, warrants and covenants to Parent as follows:

         4.1  Ownership of Shares.  Shareholder (i) is the beneficial owner of
              -------------------
the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         4.2  No Proxy Solicitations.  Shareholder, in his or her capacity as a
              ----------------------
Shareholder of the Company, will not, and will not permit any entity under Shareholder's control to: (i) solicit proxies with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement; (ii) initiate a shareholders' vote or action by consent of the Company shareholders with respect to an Opposing Proposal; or
(iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

     5.  Additional Documents.  Shareholder hereby covenants and agrees to
         --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Shareholder, as the case may be, to carry out the intent of this Agreement.

     6.  Consent and Waiver.  Shareholder hereby gives any consents or waivers
         ------------------
that are reasonably required for the consummation of the Merger under the terms of any agreements to which

Shareholder is a party as a shareholder or pursuant to any rights Shareholder may have as a shareholder.

     7.  Termination.  This Agreement and the Proxy delivered in connection
         -----------
herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8.  Miscellaneous.
         -------------

         8.1  Severability.  If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8.2  Binding Effect and Assignment.  This Agreement and all of the
              -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

         8.3  Amendments and Modification.  This Agreement may not be modified,
              ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         8.4  Specific Performance; Injunctive Relief.  The parties hereto
              ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

         8.5  Notices.  All notices, requests, claims, demands and other
              -------
communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

     If to Parent:            Inktomi Corporation
                              1900 South Norfolk Street, Suite 310
                              San Mateo, California  94403
                              Attention:     Timothy J. Stevens, Esq.

     With a copy to:          Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, California  94304-1050
                              Attention:     Douglas H. Collom, Esq.

     If to the Shareholder:   To the address for notice set forth on the last
                              page hereof.

     With a copy to:          Pillsbury Madison & Sutro, LLP
                              235 Montgomery Street, Suite 1697
                              San Francisco, California 94104
                              Attention:     Michael J. Halloran, Esq.
                                             L. William Caraccio, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          8.6  Governing Law.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the State of California without giving effect to the conflict of laws provision thereof.

          8.7  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          8.8  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          8.9  Effect of Headings.  The section headings herein are for
               ------------------
convenience only and shall not affect the construction of interpretation of this Agreement.

                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                              INKTOMI CORPORATION


                              By:____________________________________
                                 David C. Peterschmidt
                                 President and Chief Executive Officer



                              SHAREHOLDER:


                              By:____________________________________

                              Print
                              Name:__________________________________


                              Shareholder's Address for Notice:

                              _______________________________________

                              _______________________________________

                              _______________________________________

                              Shares beneficially owned:

                              _____________ shares of Common Stock

                              _____________ shares of Series A Preferred Stock

                              _____________ shares of Series B Preferred Stock

                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY

     The undersigned shareholder of Impulse Buy Network, Inc., a California corporation ("Company"), hereby irrevocably appoints David C. Peterschmidt and
              -------
Timothy J. Stevens of Inktomi Corporation, a Delaware corporation ("Parent"),
                                                                    ------
and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or
                                   ------
securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement of Merger and Plan of Reorganization dated as of April 21, 1999 (the "Reorganization Agreement"), among Parent, IC
                                 ------------------------
Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company, shall be terminated in accordance with its
         ----------
terms or the Merger (as defined in the Reorganization Agreement) is effective, whichever first occurs. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of April 21, 1999 between Parent and the undersigned shareholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the
-----------------
Reorganization Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Certificate of Incorporation and with the requirements necessary to account for the Merger as a "pooling-of-interests"), and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent and its affiliates and against any liquidation or winding up of the Company.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Reorganization Agreement at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the

Company's Certificate of Incorporation and with the requirements necessary to account for the Merger as a "pooling-of-interests"), and against any merger, consolidation, sale of assets, reorganization or recapitalization of Company with any party other than Parent and its affiliates, and against any liquidation or winding up of the Company, and may not exercise this proxy on any other matter. The undersigned shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.

Dated:  April 21, 1999


Signature of Shareholder:     ___________________________________


Print Name of Shareholder:    ___________________________________

Shares beneficially owned:

__________ shares of Common Stock

__________ shares of Series A Preferred Stock

__________ shares of Series B Preferred Stock

                                                                       EXHIBIT B
                                                                               -

                          IMPULSE BUY NETWORK, INC.

                              AFFILIATE AGREEMENT

     This AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of
                                     ---------
April 19, 1999, between Inktomi Corporation, a Delaware corporation ("Parent")
                                                                      ------
and the undersigned affiliate ("Affiliate") of Impulse Buy Network, Inc., a
                                ---------
California corporation ("Company").
                         -------

     WHEREAS, Parent and Company propose to enter into an Agreement and Plan of Reorganization ("Reorganization Agreement") pursuant to which a subsidiary of
                 ------------------------
Parent will merge into Company ("Merger"), and Company will become a subsidiary
                                 ------
of Parent (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement);

     WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of Company Capital Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of Common Stock of Parent;

     WHEREAS, it will be a condition to effectiveness of the Merger that the independent accounting firms that audit the annual financial statements of Company and Parent will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests;

     WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement;

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used in Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Company.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1.   Acknowledgments by Affiliate.  Affiliate acknowledges and
          ----------------------------
understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, Company, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with his or her professional advisors, who are qualified to advise Affiliate with regard to such matters.

     2.   Covenants Related to Pooling of Interests.  During the period
          -----------------------------------------
beginning from the date hereof and ending on the second day after the day that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and Company, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any

"short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any securities of the Company (including any securities of the Company which may be acquired after the date of this Agreement), or shares of Parent Common Stock received by Affiliate in connection with the Merger. Parent may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on Parent Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates.

     3.   Representation Related to Beneficial Ownership of Stock.  Except for
          -------------------------------------------------------
the Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, options to purchase shares of Company Common Stock and warrants to purchase shares of Company Capital Stock set forth in Appendix A hereto, Affiliate does
                                             ----------
not beneficially own any equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

     4.   Covenants of Parent.  Parent hereby covenants and agrees that it shall
          -------------------
publicly announce financial results covering at least thirty (30) days of combined operations of Parent and Company not later than July 31, 1999.

     5.   Miscellaneous.
          -------------

          (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California without giving effect to the conflicts of law provisions thereof.

          (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

          (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

          (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


                              INKTOMI CORPORATION



                              By:  _________________________________________
                                   David C. Peterschmidt
                                   President and Chief Executive Officer

                              AFFILIATE

                              By: __________________________________________

                              Name of Affiliate:____________________________

                              Name of Signatory (if different from name of Affiliate):___________________________________

                              Title of Signatory
                              (if applicable):______________________________

                                  APPENDIX A
                                  ----------



Affiliate:______________________________________________________________________

Total Number of shares of Company
Common Stock owned on the date hereof:__________________________________________

Total Number of shares of Company
Series A Preferred Stock owned on the date hereof:______________________________

Total Number of shares of Company
Series B Preferred Stock owned on the date hereof:______________________________

Total Number of options to purchase Company Common Stock and Warrants to purchase Company Capital Stock owned on the date hereof (including the dates of grant, vesting, exercise prices and expiration dates):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                       EXHIBIT C
                                                                               -

                                EMPLOYMENT AND

                           NON-COMPETITION AGREEMENT

     This Employment and Non-Competition Agreement is entered into by and between Inktomi Corporation ("Inktomi"), Impulse Buy Network, Inc. ("Impulse") and ________________________ ("Employee") as of _______________, 1999.

                                   RECITALS

     A. Pursuant to that certain Agreement and Plan of Reorganization (the "Merger Agreement") dated as of April 21, 1999 by and between Inktomi, IC Acquisition Corp. ("Sub") and Impulse, Sub will merge with and into Impulse (the "Merger") and any shares of Impulse capital stock owned by Employee will be exchanged for Inktomi Common Stock and any options to acquire Impulse Common Stock will be assumed by Inktomi and become options to acquire Inktomi Common Stock;

     B. Employee owns an equity interest in Impulse (whether through outstanding capital stock or options to purchase capital stock), has served as a ______________________________ at Impulse and has gained substantial knowledge and expertise in connection with Impulse's products, organization and customers;

     C. Inktomi desires to provide for the continued services of Employee following the Merger;

     D. Inktomi and Employee acknowledge that it would be detrimental to Inktomi if Employee would compete with Inktomi following the Merger;

     E. Impulse is engaged in the development, manufacturing, distributing and licensing of merchandising tools that help online merchants acquire customers from third party web sites (the "Business");

     F. It is a condition to the obligation of Inktomi to consummate the Merger that certain key employees of Impulse, including Employee, enter into this Agreement;

     G. As inducement to Inktomi to consummate the Merger, and in consideration of the amounts paid to stockholders of Impulse under the Merger Agreement, Employee desires to agree with Inktomi as further provided herein;

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  Employment
                                  ----------

     1.1  Period of Employment.  Inktomi hereby employs Employee to render
          --------------------
services to Inktomi in the position and with the duties and responsibilities described in Section 2 for the period (the "Period of Employment") commencing on the Closing (as defined in the Merger Agreement) and ending upon the earlier of
(i) one (1) year from such date (the "Term Date"), and (ii) the date the Period of Employment is terminated in accordance with Section 1.4. After the initial one-year Period of Employment, the employment relationship between Inktomi and Employee shall be at will.

     1.2  Position, Duties, Responsibilities.
          ----------------------------------

          (a)  Position.  Employee hereby accepts employment with Inktomi as
               --------
indicated on Exhibit A (or in such other position(s) as may be designated from
             ---------
time to time by Employee's supervisor and shall initially report to the person indicated on Exhibit A. Employee agrees to devote his entire time, attention,
             ---------
energies and skills during usual business hours (and outside those hours when reasonably necessary to the performance of his duties hereunder) to the business and interests of Inktomi during the Period of Employment. However, Employee may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Board of Directors, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph.

          (b)  Other Services.  Employee may be required in pursuance of his
               --------------
duties hereunder to perform services for any affiliated company but shall not be entitled to any additional compensation for such services. Employee shall obey all reasonable policies of Inktomi and reasonable applicable policies of its affiliated companies.

     1.3  Compensation, Benefits, Expenses.
          --------------------------------

          (a)  Compensation.  In consideration of the services to be rendered
               ------------
hereunder, including, without limitation, services to any affiliated company, Employee shall be paid the compensation set forth on Exhibit A (the
                                                     ---------
"Compensation"), payable at the time and pursuant to the procedures regularly established, and as such time and procedures may be amended, by Inktomi during the Period of Employment. Inktomi shall review annually the Compensation and in light of such review may, in its discretion, increase the Compensation, taking into account Employee's responsibilities, inflation in the cost of living, performance by Employee and other pertinent factors.

          (b)  Benefits; Expenses.  Employee shall be entitled to such expense
               ------------------
accounts, vacation time, sick leave, perquisites of office, fringe benefits, insurance coverage and other terms and conditions of employment as Inktomi generally provides to its employees having rank and seniority at Inktomi comparable to Employee, as the same may be changed from time to time.

     1.4  Termination of Employment.
          -------------------------

          (a)  By Death.  The Period of Employment shall terminate
               --------
automatically upon the death of Employee. Inktomi shall pay to Employee's beneficiaries or estate, as appropriate, the Compensation to which he is entitled through the end of the month in which death occurs. Thereafter, Inktomi's obligations hereunder shall terminate. Nothing in this subsection (a) shall affect any entitlement of Employee's heirs to the benefits of any life insurance plan.

          (b)  By Disability.  If, during the term of this Agreement, Employee
               -------------
should become Totally Disabled (as hereinafter defined), Inktomi shall have the right, to the extent permitted by law, in its sole discretion, to terminate this Agreement and Employee's employment with Inktomi, in which case Employee's Compensation shall be paid up through the last day of the month in which it has been determined that Employee has become Totally Disabled. Nothing in this subsection (b) shall affect Employee's rights under any disability plan in which he is a participant. For purposes hereof, Employee shall be considered "Totally Disabled" if (i) Employee is entitled to benefits under any long-term disability income plan applicable to Employee or (ii) Employee's physical and/or mental condition is such that Employee is unable to perform those duties Employee would otherwise be expected to continue to perform as an employee of Inktomi, and Employee's non-performance of such duties can reasonably be expected to continue or does continue for not less than six (6) months. The determination that Employee is Totally Disabled shall be made in good faith by Inktomi, whose determination shall be final and binding on Employee.

          (c)  By Inktomi for Cause.  Inktomi may terminate, without liability,
               --------------------
the Period of Employment for Cause (as defined below) at any time and upon written notice to Employee. Inktomi shall pay Employee his Compensation through the date of such notice and thereafter Inktomi's obligations hereunder shall terminate. Termination shall be for "Cause" if (i) Employee commits an act of fraud or embezzlement, which is to the material detriment of Inktomi, Parent or any affiliated company; (ii) Employee is convicted of a felony or other criminal act involving moral turpitude; (iii) Employee willfully fails to perform his reasonable employment duties for a period of 30 days or more (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Employee by Inktomi, which demand specifically identifies the manner in which Inktomi believes that Employee has not substantially performed his duties; or
(iv) Employee breaches any material term of this Agreement or the Employee Confidentiality Agreement (as defined in Section 3.7 below), which breach causes or is reasonably expected to cause material harm to Inktomi, and, as to any such breach which is subject to cure, such failure or breach continues for a period of ten (10) days after Employee receives written notice of such breach from Inktomi.

          (d)  At Will.  At any time, Inktomi may terminate, without liability,
               -------
the Period of Employment for any reason, with or without cause. Employee hereby agrees that Inktomi may dismiss him under this subsection (d) without regard to
(i) any general or specific policies (whether written or oral) of Inktomi relating to the employment or termination of its employees or (ii) any statements made to Employee, whether made orally or contained in any document, pertaining to Employee's relationship with Inktomi.

          (e)  Resignation for Cause.  Employee may resign and thereby
               ---------------------
terminate the Period of Employment, without liability, by giving 15 days notice to Inktomi in the case that (i) without Employee's written consent, Inktomi significantly reduces Employee's duties and responsibilities; (ii) Inktomi reduces Employee's Compensation; or (iii) Inktomi relocates Employee to a facility or location more than 35 miles from Inktomi's principal offices, without Employee's written consent.

                                  ARTICLE II

                                Non-Competition
                                ---------------
     2.1  Non-Competition.
          ---------------

          (a) Employee acknowledges that the promises and restrictive covenants that Employee is providing in this Agreement are reasonable and necessary to the protection of Inktomi's business and Inktomi's legitimate interests in its acquisition of Impulse (including the Impulse's goodwill) pursuant to the Merger Agreement.

          (b) The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Employee is a key and significant member of Impulse, owns a significant number of shares of Impulse and that the Merger is contingent upon Employee entering into this Agreement, including this non-competition provision. In addition, the parties understand that prior to the Merger, Impulse was engaged in business that, due to the nature of the Internet, is global in scope. The parties further understand that Inktomi is currently engaged in business that, due to the nature of the Internet, is global in scope. (All the nations of the world shall hereafter be referred to as the "Geographic Scope of the Business".) Employee further acknowledges that Impulse and Inktomi following the Merger will continue conducting such business in all parts of the Geographic Scope of the Business. The parties expressly acknowledge and agree that the non-competition provisions contained in this Agreement are permissible and enforceable pursuant to the provisions of applicable law.

          (c) During the period commencing on the closing date of the Merger (the "Merger") and ending one year thereafter, without the prior written consent of the Chief Executive Officer of Inktomi, Employee shall not either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder or investor of any person, firm, corporation, partnership or other entity:

               (i) participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly or indirectly competes with the Impulse Business;

               (ii) induce or attempt to induce any person who at the time of such inducement is an employee of Impulse or Inktomi to perform work or services for any other person or entity other than Impulse or Inktomi; or

               (iii) permit the name of Employee to be used in connection with a competitive Business.

          Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as passive investment, up to 4.9% of any class of "publicly traded securities" of any person or entity which owns a competitive Business, and up to 10% of the outstanding securities that are not "publicly traded securities" of any person or entity which owns a competitive Business. For the purposes of this Section 1.1, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market, and the term "passive investment" shall include an investment through a mutual fund, limited partnership or other investment vehicle which is engaged in the business of portfolio investments.

     2.2  Savings Clause.  If any restriction set forth in Section 2.1 above
          --------------
is held to be unreasonable or unenforceable, then Employee agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

                                  ARTICLE III

                                 Miscellaneous
                                 -------------

     3.1  Successors, Assigns, Merger.  This Agreement shall be binding upon and
          ---------------------------
shall inure to the benefit of Inktomi and its successors and assigns. This Agreement shall be binding upon Employee and shall inure to his benefit and to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

     3.2  Independence of Obligations.  The covenants and obligations of
          ---------------------------
Employee set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Employee, on the one hand, and Impulse or Inktomi, on the other.

     3.3  Specific Performance.  Employee agrees that in the event of any
          --------------------
breach by Employee of any covenant, obligation or other provision contained in this Agreement, Inktomi and Employee shall be entitled (in addition to any other remedy that may be available to them) to the extent permitted by applicable law
(a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     3.4  Non-Exclusivity.  The rights and remedies of Inktomi and Impulse
          ---------------
hereunder are not exclusive of or limited by any other rights or remedies which Inktomi or Impulse may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Inktomi and Impulse hereunder, and the obligations and liabilities of Employee hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like.

     3.5  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between Inktomi and Employee relating to his employment and the additional matters herein provided for. This Agreement supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the President of Inktomi and Employee.

     3.6  Applicable Law; Severability.  This Agreement shall be construed and
          ----------------------------
interpreted in accordance with the laws of the State of Delaware without regard to conflicts of laws and principles. Each provision of this Agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

     3.7  Proprietary Information and Inventions Agreement.  Employee shall
          ------------------------------------------------
execute Inktomi's Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit B concurrent with his execution of this Agreement.
                   ---------

     3.8  Effectiveness. This Agreement shall become effective upon the
          -------------
Closing, and, if the Closing does not occur prior to ___________, 1999, this Agreement shall immediately terminate and be of no further force or effect.

                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

                                  INKTOMI CORPORATION


                                  By: ______________________________________
                                      David C. Peterschmidt
                                      President and Chief Executive Officer

                                  IMPULSE BUY NETWORK, INC.



                                  By: ______________________________________
                                      Mark Goldstein
                                      President and Chief Executive Officer

                                  EMPLOYEE:



                                  By: ______________________________________

                                  Print Name: ______________________________



                                        EMPLOYMENT AND NON-COMPETITION AGREEMENT

                                   EXHIBIT A
                                   ---------


                           Description of Employment

                                   EXHIBIT B
                                   ---------


           Inktomi Proprietary Information and Inventions Agreement

                                                                       EXHIBIT D
                                                                               -

                              AGREEMENT OF MERGER


     This Agreement of Merger, dated as of April 29, 1999 (this "Agreement"), is
                                                                 ---------
made and entered into by IC Acquisition Corp., a California corporation (being herein referred to as "Merger Sub"), and Impulse Buy Network, Inc., a California
                       ----------
corporation ("Impulse Buy" or the "Surviving Corporation"). Impulse Buy and
              -----------          ---------------------
Merger Sub are herein collectively referred to as the "Constituent
                                                       -----------
Corporations."
------------

                                   RECITALS

     A.   Inktomi Corporation, a Delaware corporation ("Inktomi"), directly owns
                                                        -------
all of the outstanding shares of capital stock of Merger Sub.

     B. Concurrently with the execution of this Agreement, the Constituent Corporations and Inktomi have entered into an Agreement and Plan of Reorganization, dated as of April 21, 1999 (the "Reorganization Agreement"),
                                                 ------------------------
providing for certain representations, warranties and covenants in connection with the transactions contemplated thereby.

     C. The Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interests of the shareholders of the Constituent Corporations that Impulse Buy be acquired by Inktomi through a merger of Merger Sub with and into Impulse Buy (the "Merger").
          ------

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I
                         THE CONSTITUENT CORPORATIONS

     1.1  Capitalization of Impulse Buy.  Impulse Buy was incorporated under the
          -----------------------------
laws of the State of California on August 5, 1997.

          (a) Impulse Buy Capital Stock.  The authorized capital stock of
              -------------------------
Impulse Buy (the "Impulse Buy Capital Stock") consists of 15,000,000 shares of
                  -------------------------
authorized Common Stock, of which 3,417,477 shares are issued and outstanding (the "Impulse Buy Common") and 3,764,458 shares of authorized Preferred Stock
      ------------------
(the "Impulse Buy Preferred").  The authorized Impulse Buy Preferred consists of
      ---------------------
1,162,652 shares of authorized Series A Preferred (the "Impulse Buy Series A
                                                        --------------------
Preferred"), of which 1,042,170 shares are issued and outstanding, and 2,878,522
---------
shares of authorized Series B Preferred (the "Impulse Buy Series B Preferred"),
                                              ------------------------------
of which 2,801,946 shares are issued and outstanding.

          (b) Impulse Buy Options and Stock Purchase Rights.  Impulse Buy has
              ---------------------------------------------
reserved 1,066,987 shares of Impulse Buy Common for issuance upon exercise of outstanding options (the "Impulse Buy Options") and additional shares of Impulse Buy Common for issuance upon exercise of outstanding rights to purchase Impulse Buy Common (the "Impulse Buy Stock Purchase Rights").

          (c) Impulse Buy Warrants.  Impulse Buy has reserved 120,482 shares of
              --------------------
Impulse Buy Series A Preferred for issuance upon exercise of an outstanding warrant to purchase shares of Impulse

Buy Series A Preferred (the "Impulse Buy Series A Warrant") and 76,576 shares
                             ---------------------------
of Series B Preferred for issuance upon exercise of an outstanding warrant to purchase shares of Impulse Buy Series B Preferred (the "Impulse Buy Series B
                                                        --------------------
Warrant").
--------

     1.2  Capitalization of Merger Sub.  Merger Sub was incorporated under the
          ----------------------------
laws of the State of California on March 30, 1999. Merger Sub is authorized to issue an aggregate of 1,000 shares of its capital stock (the "Sub Common"). On
                                                              ----------
the date hereof, an aggregate of 1,000 shares of Sub Common were issued and outstanding.

                                  ARTICLE II
                                  THE MERGER

     2.1  Effective Time.  The Merger shall become effective on April 30, 1999
          --------------
(the "Effective Time").
      --------------

     2.2  The Merger.  At the Effective Time, Merger Sub shall be merged with
          ----------
and into Impulse Buy and the separate corporate existence of Merger Sub shall thereupon cease. Impulse Buy shall be the Surviving Corporation in the Merger and the separate corporate existence of Impulse Buy, with all of its rights and property, shall continue unaffected and unimpaired by the Merger.

     2.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of the California General Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts and liabilities of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.


                                  ARTICLE III
                     ARTICLES OF INCORPORATION, BYLAWS AND
                DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

     3.1  Articles of Surviving Corporation.  At the Effective Time, the
          ---------------------------------
Articles of Incorporation of Impulse Buy shall be the Articles of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time, the
                              --------  -------
Articles of Incorporation of Impulse Buy shall be restated in their entirety as set forth in Exhibit A attached hereto.
             ---------

     3.2  Bylaws of Surviving Corporation.  The Bylaws of Merger Sub, as in
          -------------------------------
effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

      3.3 Directors and Officers.  The director(s) of Merger Sub immediately
          ----------------------
prior to the Effective Time shall be the director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

                                  ARTICLE IV
                     MANNER AND BASIS OF CONVERTING SHARES
                        OF THE CONSTITUENT CORPORATIONS

     4.1  Effect on Capital Stock.  The aggregate maximum number of shares of
          -----------------------
common stock of Parent ("Inktomi Common Stock") to be issued (including Inktomi
                         --------------------
Common Stock to be reserved for issuance upon exercise of any of Impulse Buy's options and stock purchase rights to be assumed by Inktomi) in exchange for the acquisition by Inktomi of all outstanding Impulse Buy Capital Stock and all outstanding unexpired and unexercised options and stock purchase rights to acquire Impulse Buy Capital Stock shall be 900,000 (the "Aggregate Share Number"). As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Impulse Buy or the holder of any shares of Impulse Buy Capital Stock, the holder of any options, warrants or other rights to acquire or receive shares of Impulse Buy Capital Stock, the following shall occur (which complies fully with the liquidation preference provisions set forth in Article IV, Section 2 of the Articles of Incorporation of Impulse Buy, as amended through the date hereof):

          (a) Conversion of Impulse Buy Common Stock.  Each share of Impulse Buy
              --------------------------------------
Common issued and outstanding immediately prior to the Effective Time (other than any shares of Impulse Buy Common to be canceled pursuant to Section 4.1(e) and any "Dissenting Shares" (as defined and to the extent provided in Section
         -----------------
4.2(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Inktomi Common Stock equal to the product of (i) one share of Impulse Buy Common multiplied by (B) the Common Factor (as defined in Section 4.1(c) below) (the "Common Exchange Ratio") upon
                                                  ---------------------
surrender of the certificate representing such share of Impulse Buy Common in the manner provided in Section 4.3.

          (b) Conversion of Impulse Buy Preferred Stock.
              -----------------------------------------

              (i)  Impulse Buy Series A Preferred.  Each share of Impulse Buy
                   ------------------------------
Series A Preferred issued and outstanding immediately prior to the Effective Time (other than any shares of Impulse Buy Series A Preferred to be canceled pursuant to Section 4.1(e) and any Dissenting Shares (as defined and to the extent provided in Section 4.2(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Inktomi Common Stock equal to the product of (A) one share of Impulse Buy Series A Preferred multiplied by (B) the Series A Factor (as defined in Section 4.1(d) below) (the "Series A Exchange Ratio") upon surrender of the certificate
             -----------------------
representing such share of Impulse Buy Series A Preferred in the manner provided in Section 4.3.

              (ii) Series B Preferred.  Each share of Impulse Buy Series B
                   ------------------
Preferred issued and outstanding immediately prior to the Effective Time (other than any shares of Series B Preferred to be canceled pursuant to Section 4.1(e) and any Dissenting Shares (as defined and to the extent provided in Section 4.2(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Inktomi Common Stock equal to the product of
(A) one share of Impulse Buy Series B Preferred multiplied by (B) Series B Factor (as defined in Section 4.1(d) below) (the "Series B Exchange Ratio") upon
                                                  -----------------------
surrender of the certificate representing such share of Impulse Buy Series B Preferred in the manner provided in Section 4.3.

          (c)  Definitions.
               ------------

               (i)   Common Factor.  The "Common Factor" shall be equal to the
                     -------------
number (rounded to the sixth decimal place) computed using the following formula:

               X  =    N - (A + B)
                       -----------
                            F

        Where   X  =   the Common Factor

                N  =   the Aggregate Share Number

                A  =   the Series A Liquidation Preference Shares (as defined
                       below)

                B  =   the Series B Liquidation Preference Shares (as defined
                       below)

                F  =   the Fully Diluted Impulse Buy Shares (as defined below)

               (ii)  Series A Factor.  The "Series A Factor" shall be the
                     ---------------
number (rounded to the sixth decimal place) equal to the sum of (A) the Common Factor plus (B) the number that is equal to the quotient computed by dividing
(1) the Series A Liquidation Preference Shares by (2) the number of shares of Impulse Buy Series A Preferred outstanding immediately prior to the Effective Time.

               (iii) Series B Factor.  The "Series B Factor" shall be the
                     ---------------
number (rounded to the sixth decimal place) equal to the sum of (A) the Common Factor plus (B) the number that is equal to the quotient computed by dividing
(1) the Series B Liquidation Preference Shares by (2) the number of shares of Impulse Buy Series B Preferred outstanding immediately prior to the Effective Time after taking into consideration the "net exercise" of the Series B Warrant
     -----
to the extent such warrant remains outstanding immediately prior to the Effective Time.

               (iv)   Series A Liquidation Preference Shares.  The "Series A
                      --------------------------------------
Liquidation Preference Shares" shall be the number (rounded down to the nearest whole number) equal to the quotient computed by dividing (A) the product of (1) the number of shares of Impulse Buy Series A Preferred outstanding immediately prior to the Effective Time and (2) 0.83 by (B) the average of the closing sale price of Inktomi Common Stock as reported on the Nasdaq National Market over the 30-day period ending three (3) days prior to the Closing Date.

          (v)  Series B Liquidation Preference Shares.  The "Series B
               --------------------------------------
Liquidation Preference Shares" shall be the number (rounded down to the nearest whole share) equal to the quotient computed by dividing (A) the product of (1) the number of shares of Impulse Buy Series B Preferred outstanding immediately prior to the Effective Time after taking into consideration any "net exercise"
                            -----
of the Impulse Buy Series B Warrant and (2) 1.249132 by (B) the average of the closing sale price of Inktomi Common Stock as reported on the Nasdaq National Market over the 30-day period ending three (3) days prior to the Closing Date.

          (vi) Fully Diluted Shares.  The "Fully Diluted Shares" shall mean that
               --------------------
number equal to the sum of (A) the number of shares of Impulse Buy Common issued and outstanding immediately prior to the Effective Time (regardless of whether such shares are unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Impulse Buy at such time); plus (B) the number of shares of Impulse Buy Common issuable upon conversion of the shares of Impulse Buy Series A Preferred and Impulse Buy Series B Preferred immediately prior to the Effective Time; plus (C) the number of shares of Impulse Buy Common issuable upon exercise of the Impulse Buy Options or Stock Purchase Rights outstanding at the Effective Time (regardless of whether such Impulse Buy Options or Stock Purchase Rights are vested); plus (D) the number of shares of Impulse Buy Common issuable upon conversion of the shares of Impulse Buy Series B Preferred which shares of Impulse Buy Series B Preferred are themselves issuable upon "net exercise" of the Impulse Buy Series B Warrant to the extent such warrant remains exercisable immediately prior to the Effective Time; plus
(E) the number of shares of Impulse Buy Common issuable in connection with any other options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which Impulse Buy is a party or by which it is bound obligating Impulse Buy to issue, deliver, sell or cause to be issued, delivered or sold any Impulse Buy Capital Stock immediately prior to the Effective Time.

          (d)  Escrow.  Ten percent (10%) of the number shares of Inktomi Common
               ------
Stock to be issued at the Effective Time pursuant to Section 4.1(a) and (b) hereof (none of which shares of Inktomi Common Stock shall be unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation) shall be held in escrow (the "Escrow Amount")
                                                         -------------
pursuant to Article VIII of the Reorganization Agreement to compensate Inktomi and its affiliates (including the Surviving Corporation) for any "Losses" (as
                                                                  ------
defined in Section 8.2 of the Reorganization Agreement) incurred in connection with the Reorganization Agreement and the transactions contemplated thereby.

          (e)  Cancellation of Inktomi-Owned and Impulse Buy-Owned Stock.  Each
               ---------------------------------------------------------
share of Impulse Buy Capital Stock owned by Merger Sub, Inktomi, Impulse Buy or any direct or indirect wholly-owned subsidiary of Inktomi or of Impulse Buy immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (f)  Impulse Buy Stock Options and Stock Repurchase Rights.  At the
               -----------------------------------------------------
Effective Time, all Impulse Buy Options and Stock Purchase Rights under Impulse Buy's 1997 Stock Plan shall remain outstanding following the Effective Time and shall be assumed by Inktomi in accordance with provisions described below.

          (i) Each Impulse Buy Option or Stock Purchase Right so assumed by Inktomi shall continue to have, and be subject to, the same terms and conditions set forth in the Impulse Buy 1997 Stock Plan and/or as provided in the respective option or stock purchase agreements governing such Impulse Buy Option or Stock Purchase Right immediately prior to the Effective Time, except that (A) such Impulse Buy Option or Stock Purchase Right shall be exercisable for that number of whole shares of Inktomi Common Stock equal to the product of the number of shares of Impulse Buy Common that were issuable upon exercise of such Impulse Option or Stock Purchase Right immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded to the nearest whole number of shares of Inktomi Common Stock (with 0.5 shares being rounded up) and (B) the per share exercise price for the shares of Inktomi Common Stock issuable upon exercise of such assumed Impulse Buy Option or Stock Purchase Right shall be equal to the quotient determined by dividing the exercise price per share of Impulse Buy Common at which such Impulse Buy Option or Stock Purchase Right was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded to the nearest whole cent (with $0.005 being rounded up).

          (ii) Notwithstanding anything to the contrary in this Article IV, in lieu of assuming outstanding Impulse Buy Options or Stock Purchase Rights in accordance with this Section 4.1(f), Inktomi may, at its election, cause such outstanding Impulse Buy Options or Stock Purchase Rights to be replaced by issuing substantially equivalent replacement stock options in substitution therefor.

     (g)  Impulse Buy Warrants.
          --------------------

          (i)  Impulse Buy Series A Warrant.  To the extent the Impulse Buy
               ----------------------------
Series A Warrant remains exercisable immediately prior to the Effective Time, the Impulse Buy Series A Warrant shall, in connection with the Merger and pursuant to its terms, be terminated and shall not be assumed by Inktomi. After the Effective Time, any unexercised portion of the Impulse Buy Series A Warrant shall not represent any right to purchase any Impulse Buy Capital Stock or any Inktomi Common Stock.

          (ii) Impulse Buy Series B Warrant.  To the extent the Impulse Buy
               ----------------------------
Series B Warrant remains exercisable immediately prior to the Effective Time, the Impulse Buy Series B Warrant shall, in connection with the Merger and pursuant to its terms, be "net exercised" into shares of Impulse Buy Series B Preferred, which shares of Impulse Buy Series B Preferred shall then be converted into shares of Inktomi Common Stock in the manner set forth in Section 4.1(b)(ii) above.

     (h)  Capital Stock of Merger Sub.  Each share of Sub Common issued and
          ---------------------------
outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall thereafter evidence ownership of such shares of capital stock of the Surviving Corporation.

          (i)  Adjustments to Exchange Ratios.  The Common, Series A and
               ------------------------------
Series B Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Inktomi Common Stock or Impulse Buy Capital Stock), reorganization, recapitalization or other like change with respect to Inktomi Common Stock or Impulse Buy Capital Stock occurring after the date hereof and prior to the Effective Time.

          (j)  Fractional Shares.  No fraction of a share of Inktomi Common
               -----------------
Stock will be issued at the Effective Time, but in lieu thereof, each holder of shares of Impulse Buy Capital Stock who would otherwise be entitled to a fraction of a share of Inktomi Common Stock (after aggregating all fractional shares of Inktomi Common Stock to be received by such holder) shall be entitled to receive from Inktomi an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Inktomi Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the date of this Agreement, as reported on the Nasdaq National Market.

     4.2  Dissenters' Rights.
          ------------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Impulse Buy Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with Chapter 13 of the California General Corporation Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to
  -----------------
receive Inktomi Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the California General Corporation Law. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation.

          (b) Notwithstanding the provisions of Sections 4.1(a) and (b) hereof, if any holder of shares of Impulse Buy Capital Stock who demands appraisal of such shares under the California General Corporation Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Inktomi Common Stock and fractional shares as provided in Section 4.1(a) or (b), as the case may be, without interest thereon, upon surrender of the certificate representing such shares.

     4.3  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent.  Prior to the Effective Time, Inktomi shall
               --------------
designate Norwest Shareholder Services to act as exchange agent (the "Exchange
                                                                      --------
Agent") in the Merger.
-----

          (b)  Inktomi to Provide Common Stock.  Promptly after the Effective
               -------------------------------
Time, Inktomi shall make available to the Exchange Agent for exchange in accordance with this Article IV, the aggregate number of shares of Inktomi Common Stock issuable pursuant to Section 4.1 in exchange for outstanding shares of Impulse Buy Capital Stock; provided, however, that, on
                                                 --------  -------
behalf of the holders of Impulse Buy Capital Stock, and pursuant to Article VIII of the Reorganization Agreement, Inktomi shall deposit into an escrow account a number of shares of Inktomi Common Stock equal to the Escrow Amount out of the aggregate number of shares of Inktomi Common Stock otherwise issuable pursuant to Section 4.1. The portion of the Escrow Amount contributed on behalf of each holder of Impulse Buy Capital Stock shall be in proportion to the aggregate number of shares of Inktomi Common Stock which such holder would otherwise be entitled to receive under Section 4.1 by virtue of ownership of outstanding shares of Impulse Buy Capital Stock.

          (c)  Exchange Procedures. Promptly after the Effective Time, the
               -------------------
Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the
                                  ------------
Effective Time represented outstanding shares of Impulse Buy Capital Stock whose shares were converted into the right to receive shares of Inktomi Common Stock pursuant to Section 4.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Inktomi Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Inktomi, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Inktomi Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII of the Reorganization Agreement), plus cash in lieu of fractional shares in accordance with Section 4.1, to which such holder is entitled pursuant to Section 4.1, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII of the Reorganization Agreement, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII of the Reorganization Agreement) a certificate or certificates representing that number of shares of Inktomi Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be owned by the holders on whose behalf such shares were deposited in the Escrow Fund as set forth in Section 8.2(c)(iii) of the Reorganization Agreement and shall be available to compensate Parent as provided in Article VIII of the Reorganization Agreement. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Impulse Buy Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Inktomi Common Stock into which such shares of Impulse Buy Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 4.1.

          (d)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Inktomi Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Inktomi Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such

Certificate, there shall be paid to the record holder of the certificates representing whole shares of Inktomi Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Inktomi Common Stock.

          (e)  Transfers of Ownership.  If any certificate for shares of Inktomi
               ----------------------
Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Inktomi or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Inktomi Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Inktomi or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 4.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Inktomi Common Stock or Impulse Buy Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     4.4  No Further Ownership Rights in Impulse Buy Common Stock.  All shares
          -------------------------------------------------------
of Inktomi Common Stock issued upon the surrender for exchange of shares of Impulse Buy Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Impulse Buy Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Impulse Buy Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article IV.

     4.5  Lost, Stolen or Destroyed Certificates.  In the event any certificates
          --------------------------------------
evidencing shares of Impulse Buy Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Inktomi Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 4.1; provided, however,
                                                            --------  -------
that Inktomi may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Inktomi or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     4.6  Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Impulse Buy and Merger Sub, the officers and directors of the Impulse Buy and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE V
                           TERMINATION AND AMENDMENT

     5.1  Termination.  Notwithstanding the approval of this Agreement by the
          -----------
shareholders of Merger Sub and Impulse Buy, this Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of Merger Sub and Impulse Buy.

     5.2  Effects of Termination.  In the event of the termination of this
          ----------------------
Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of either Impulse Buy or Merger Sub or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

     5.3  Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time before or after approval hereof by the shareholders of either Impulse Buy or Merger Sub, but, after any such approval, no amendment shall be made which by law requires the further approval of the shareholders of either Impulse Buy or Merger Sub without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.

                                    IMPULSE BUY NETWORK, INC.


                                    By:______________________________________
                                         Mark Goldstein, President


                                    By:______________________________________
                                         Mark Goldstein, Secretary



                                    IC ACQUISITION CORP.


                                    By:______________________________________
                                         David C. Peterschmidt, President


                                    By:______________________________________
                                         Jerry M. Kennelly, Secretary

                             IC ACQUISITION CORP.

                  OFFICERS' CERTIFICATE OF APPROVAL OF MERGER


     The undersigned, David C. Peterschmidt and Jerry M. Kennelly, and each of them, do hereby certify that:

     1. They are the President and Secretary, respectively, of IC Acquisition Corp., a California corporation and a wholly-owned subsidiary of Inktomi Corporation, a Delaware corporation ("Parent").
                                      ------

     2. The Agreement of Merger attached to this Officers' Certificate providing for the merger of this corporation with and into Impulse Buy Network, Inc., a California corporation (the "Merger"), was duly approved by the Board of
                                     ------
Directors and the sole shareholder of this corporation and by the Board of Directors of Parent.

     3. This corporation has one authorized class of capital stock, designated Common Stock, and the number of shares of such Common Stock outstanding as of the date hereof and entitled to vote upon the Merger is 1,000 shares.

     4. The principal terms of the Agreement of Merger were approved by this corporation by the vote of the sole shareholder owning 100% of the outstanding shares of the Common Stock of this corporation. The percentage vote required for such approval was more than 50%.

     5. Pursuant to the Delaware General Corporation Law, no vote of the shareholders of Parent was required in connection with the Merger, despite the issuance of securities of Parent in connection with the Merger.

     Each of the undersigned declares under penalty of perjury that he has read the foregoing Officers' Certificate and knows the contents thereof and that the same is true of his own knowledge.

     Executed at San Mateo, California, on April 29, 1999.


                                      ______________________________________
                                         David C. Peterschmidt, President


                                      ______________________________________
                                         Jerry M. Kennelly, Secretary

                           IMPULSE BUY NETWORK, INC.

                  OFFICERS' CERTIFICATE OF APPROVAL OF MERGER


     The undersigned, Mark Goldstein, hereby certifies that:

     1. He is the President and Secretary of Impulse Buy Network, Inc., a California corporation.

     2. The Agreement of Merger attached to this Officers' Certificate providing for the merger of this corporation with IC Acquisition Corp., a California corporation and a wholly-owned subsidiary of Inktomi Corporation, a California corporation (the "Merger"), was duly approved by the Board of
                             ------
Directors and shareholders of this corporation.

     3. The authorized number of shares of Common Stock is 15,000,000, of which 3,416,477 are issued and outstanding. The authorized number of shares of Preferred Stock is 3,764,458. Of this number, 1,162,652 shares are designated Series A Preferred, 1,042,170 of which are issued and outstanding, and 2,878,522 shares are designated as Series B Preferred, 2,801,946 of which are issued and outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required.

     4. The principal terms of the Agreement of Merger were approved by this corporation by the vote of shareholders owning (a) ___% of the outstanding shares of the Common Stock and (b) ___% of the outstanding shares of Series A Preferred and Series B Preferred voting together as a single class. The percentage vote required for such approval was more than 50% of both groups, each voting separately as a class.

     Each of the undersigned declares under penalty of perjury that he has read the foregoing Officers' Certificate and knows the contents thereof and that the same is true of his own knowledge.

     Executed at Burlingame, California, on April 29, 1999.



                              ______________________________________
                              Mark Goldstein, President


                              ______________________________________
                              Mark Goldstein, Secretary

                                   EXHIBIT A
                                   ---------

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                           IMPULSE BUY NETWORK, INC.


     First:    The name of this corporation is:  Impulse Buy Network, Inc.
     -----

     Second:   The purpose of this corporation is to engage in any lawful act or
     ------
activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     Third:    This corporation is authorized to issue one class of stock,
     -----
designated "Common Stock." The total number of shares that this corporation is authorized to issue is 1,000 shares.

     Fourth:        (A)  Limitation of Directors' Liability.  The liability of
     ------              ----------------------------------
the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                    (B)  Indemnification of Corporate Agents.  This
                         -----------------------------------
corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

                    (C)  Repeal or Modification.  Any repeal or modification
                         ----------------------
of the foregoing provisions of this Article Fourth by the shareholders of this corporation shall not adversely affect any right of indemnification or limitation of liability of a director or officer of this corporation relating to acts or omissions occurring prior to such repeal or modification.

                                                                       EXHIBIT E
                                                                               -


                              INKTOMI CORPORATION

                      DECLARATION OF REGISTRATION RIGHTS

     This Declaration of Registration Rights ("Declaration") is made as of April
                                               -----------
21, 1999, by Inktomi Corporation, a Delaware corporation ("Parent"), for the
                                                           ------
benefit of shareholders of Impulse Buy Networks, Inc., a California corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to that
      -------
Agreement and Plan of Reorganization dated as of April 21, 1999 (the

"Reorganization Agreement"), among the Company, Parent and IC Acquisition Corp.,
-------------------------
a California corporation and wholly-owned subsidiary of Parent ("Merger Sub"),
                                                                 ----------
and pursuant to the related Agreement of Merger (the "Agreement of Merger")
                                                      -------------------
between the Company and Merger Sub and in consideration of such shareholders' approving the principal terms of the Reorganization Agreement and the transactions contemplated thereby.

     1.   Definitions.  As used in this Declaration:
          -----------

          (a)  "Effective Time" means the time of acceptance by the California
                --------------
Secretary of State of the Agreement of Merger.

          (b)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

          (c)  "Holder" means: (i) a shareholder of the Company to whom shares
                ------
of Common Stock of Parent are issued pursuant to the Reorganization Agreement and the Agreement of Merger, or (ii) the Escrow Agent (as defined in the Reorganization Agreement), or (iii) a transferee to whom registration rights granted under this Declaration are assigned pursuant to Section 7 of this Declaration.

          (d)  "Registrable Securities" means for each Holder the number of
                ----------------------
shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement, and for all Holders the sum of the Registrable Securities held by them; provided, however, that such shares of Parent Common
                         --------  -------
Stock held by a particular Holder shall cease to be Registrable Securities at such time as such Holder is able to sell such shares (including all Registrable Securities held by Affiliates of such Holder, as defined pursuant to Rule 144 of the Securities Act) in their entirety within a single 90 day period under Rule 144 of the Securities Act.

          (e)  "Securities Act" means the Securities Act of 1933, as amended.
                --------------

          (f)  "SEC" means the United States Securities and Exchange Commission.
                ---

     Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

     2.   Holder Registration.
          -------------------

          (a) Parent shall use its best efforts to cause the Registrable Securities then held by each Holder to be registered under the Securities Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC by June 15, 1999, a registration statement in such form as is then available under the Securities Act covering all Registrable Securities not previously registered pursuant to Section 3 hereof; provided, however, that the
                                                    --------  -------
obligation of Parent to use its best efforts to cause the registration of the Registrable Securities shall not include any obligation of Parent to request acceleration of such registration statement prior to the date that 30 days of combined operations of Parent and the Company have been reported in accordance with APB Opinion No.16 (the timing for which report Parent shall be permitted to choose in its discretion); and provided, further that each Holder shall provide all such information and materials and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Declaration to register the Registrable Securities held by each such Holder. The offerings made pursuant to such registration shall not be underwritten.

          (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the expiration of 180 days after the day on which such registration statement has been declared effective; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement (including such amendments as may be necessary to reflect different or additional selling stockholders as a result of any distribution of Registrable Securities by the Holders to the beneficial owners of such Registrable Securities); (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; and (vi) promptly reissue, or promptly authorize and instruct its transfer agent to reissue, unlegended certificates at the request of any Holder thereof upon such Holder's delivery of original certificates representing Registrable Securities tendered for sale pursuant to such effective registration statement, and to promptly respond to broker's inquiries made of the Company in connection with such sales, in each case with a view to reasonably assisting the Holder to complete such sale during such period of effectiveness.

          (c)  Notwithstanding the foregoing obligation of Parent under this
Section 2, if Parent shall furnish to the Holder or Holders requesting a registration statement pursuant to this Section 2 a certificate signed by the President of Parent stating that in the good faith judgment of Parent, it would be seriously detrimental to Parent and its stockholders for such registration statement to be filed at such time and it is therefore essential to defer the filing of such registration statement, Parent shall have the right to defer such filing for a period of not more than 30 days beyond the June 15, 1999 dated specified under Section 2(a) above.

     3.   Piggyback Registration.
          ----------------------

          (a) Prior to the first anniversary of the Closing Date, Parent may determine to provide for the firmly underwritten sale of Parent Common Stock for its own account and/or the account of other shareholders, and in connection with such determination, shall file with the SEC a registration statement to register such Common Stock (an "Underwritten Sale"). In the event of such determination,
                       -----------------
Parent will give to each Holder written notice thereof at least 15 days prior to the filing of such registration statement, and will include in the Underwritten Sale (and any related qualification under blue sky laws or other related compliance) all the Registrable Securities specified by the Holders in their written request or requests to Parent, made within 10 days after receipt of such written notice from Parent, subject, however, to the marketing limitation set forth in Section 3(b) below; provided, however, that no shares of Registrable
                             --------  -------
Securities included in a registration statement filed with the SEC pursuant to
Section 2 hereof shall be included in a registration under this Section 3. An Underwritten Sale, including the form of underwriting agreement to be entered into by Parent, the underwriter(s) and any selling shareholders, shall be on customary terms. The underwriter(s) for an Underwritten Sale shall be selected by Parent in its sole discretion.

          (b) The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in the Underwritten Sale and the inclusion of Registrable Securities in the Underwritten Sale to the extent provided herein. All Holders shall (together with Parent and the other holders distributing their securities through the Underwritten Sale) enter into an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration and underwriting (or exclude the Registrable Securities altogether), allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included by such Holders in accordance with Section 3(a) above. To facilitate the allocation of shares in accordance with the above provision, Parent or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of the Underwritten Sale, he or she may elect to withdraw therefrom by written notice to Parent and the managing underwriter.

          (c) The completion by Parent of an Underwritten Sale in accordance with the provisions of this Section 3 shall be in lieu of the registration requirements under Section 2 above and shall relieve Parent of its obligation under Section 2, provided that the registration statement for the Underwritten Sale has been filed on or before the date Parent is required to file the registration statement provided in Section 2 hereof (taking into account any extension of such date as a result of Parent's exercise of its deferral right under Section 2(c) above), and includes all Registrable Securities requested to be included by the Holders in accordance with Section 3(a) above. In addition, any withdrawal from or failure to participate in the Underwritten Sale by a Holder or Holders shall also relieve Parent of its obligations under Section 2 with respect to such withdrawing Holder. In the event of a determination by Parent to proceed with an Underwritten Sale and such Underwritten Sale for any reason shall not be completed, the obligations of Parent to the Holders under
Section 2 above shall be unaffected, with the exception that Parent after the date Parent determines not to proceed with the Underwritten Sale shall have an additional ten (10) days to complete the preparation and filing of the registration statement required thereby. In addition, in the event any Registrable Securities are excluded from the Underwritten Sale pursuant to
Section 3(b) above, the obligations of Parent to the Holders of such excluded Registrable Securities under Section 2 above shall be unaffected, with the exception that, if the exclusion of such Registrable Securities occurs subsequent to the date that Parent is required to file the registration statement provided in Section 2 hereof (taking into account any extension of such date as a result of Parent's exercise of its deferral right under Section 2(c) above), then Parent shall have an additional ten (10) days to complete the preparation and filing of the registration statement required thereby.

     4.   Suspension of Prospectus.  Under any registration statement filed
          ------------------------
pursuant to Section 2 hereof, Parent may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined in good faith that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement and that immediate disclosure of such information would be seriously detrimental to the Company. In the event of the delivery of the notice described above by Parent, Parent shall use its best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not exceed 75 days in the aggregate and no longer than 30 days as to any single delay (any such period of delay herein referred to as a "blackout period"); after the registration statement is declared effective, no blackout period may be imposed during the 15-day period following the date of effectiveness or the termination date of the last blackout period; and in the event of any delay by Parent of sales of Registrable Securities as permitted by this Section 4, there shall be a corresponding day for day extension of the 180-day period set forth in clause
(B) in the first sentence of Section 2(b) above.

     5.   Expenses.  All of the out-of-pocket expenses incurred in connection
          --------
with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel and independent accountants shall be paid by Parent. Parent shall not be responsible to pay any legal fees for any Holder or any selling expenses of any Holder (including, without limitation, any broker's fees or commissions, including underwriter commissions).

     6.   Indemnification.  In the event of any offering registered pursuant
          ---------------
to this Declaration:

          (a) Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse (and advance the same to) each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Parent's securities covered by such a registration statement, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds received by each such Holder of Registrable Securities actually sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide
 -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration; provided that if the Indemnified Party has claims against the Indemnifying Party or otherwise has claims or defenses different from or in addition to those of the Indemnifying Party, the Indemnified Party may retain counsel of its own choice for all Holders, and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) The obligations of Parent and each Holder under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

          (e) Notwithstanding the foregoing, to the extent the provisions of this Section 7 are inconsistent with or conflict with the terms of any underwriting, indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

     7.   Limitation on Assignment of Registration Rights.  The rights to
          -----------------------------------------------
cause Parent to register Registrable Securities pursuant to this Declaration may not be assigned by a Holder unless such a transfer is to shareholders, partners or retired partners, or members or retired members of a Holder (including spouses and ancestors, lineal descendants, and siblings of such shareholders, partners, members or spouses who acquire Registrable Securities by right, will, or intestate succession) and all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Declaration. Prior to a permitted transfer of registration rights under this Declaration, Holder must furnish Parent with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of registration rights under this Declaration shall be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act.

     8.   Amendment of Registration Rights.  Holders of a majority of the
          --------------------------------
Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

     9.   Governing Law.  This Declaration shall be governed in all respects by
          -------------
and construed in accordance with the laws of the State of California.


                                 INKTOMI CORPORATION



                                 By: _________________________________
                                     David C. Peterschmidt
                                     President and Chief Executive Officer

                                                                       EXHIBIT F
                                                                               -

                              INKTOMI CORPORATION

                              AFFILIATE AGREEMENT

     This AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of
                                     ---------
__________, 1999, between Inktomi Corporation, a Delaware corporation ("Inktomi") and the undersigned affiliate ("Affiliate") of Inktomi.
  -------                                   ---------

     WHEREAS, Inktomi and Impulse Buy Network, Inc., a California corporation ("Impulse") propose to enter into an Agreement and Plan of Reorganization (the
---------
"Reorganization Agreement") pursuant to which a subsidiary of Inktomi will merge
-------------------------
into Impulse ("Merger"), and Impulse will become a subsidiary of Inktomi;
               ------

     WHEREAS, it will be a condition to effectiveness of the Merger that the independent accounting firms that audit the annual financial statements of Impulse and Inktomi will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests;

     WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Inktomi to enter into the Reorganization Agreement;

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Inktomi, as the term "affiliate" is used in Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Inktomi.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1.  Acknowledgments by Affiliate.  Affiliate acknowledges and understands
         ----------------------------
that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Inktomi, Impulse, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with his or her professional advisors, who are qualified to advise Affiliate with regard to such matters.

     2.  Covenants Related to Pooling of Interests.  During the period beginning
         -----------------------------------------
from the date hereof and ending on the second day after the day that Inktomi publicly announces financial results covering at least 30 days of combined operations of Inktomi and Impulse, Affiliate will not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce his risk relative to any shares of Inktomi Common Stock (including any shares of Inktomi Common Stock which may be acquired by Affiliate after the date of this Agreement). Inktomi may, at its discretion, place a stock transfer notice consistent with the foregoing with its transfer agent with respect to Affiliate's shares. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76, provided Affiliate has received prior written authorization from General Counsel to Inktomi.

     3.  Beneficial Ownership of Stock.  Except for the Inktomi Common Stock and
         -----------------------------
options to purchase Inktomi Common Stock set forth in Appendix A hereto,
                                                      ----------
Affiliate does not beneficially own any shares of Inktomi Common Stock or any other equity securities of Inktomi or any options, warrants or other rights to acquire any equity securities of Inktomi.

     4.  Miscellaneous.
         -------------

         (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

         (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California.

         (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

         (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

         (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.


                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the date and year first above written.

                              INKTOMI CORPORATION



                              By:  _______________________________________
                                   David C. Peterschmidt
                                   President and Chief Executive Officer


                              AFFILIATE

                              Name of Affiliate:__________________________

                              By:  _______________________________________

                                   _______________________________________
                                   Name of Signatory (if different from name of Affiliate)

                                   _______________________________________
                                   Title of Signatory (if applicable)



                                         INKTOMI CORPORATION AFFILIATE AGREEMENT

                                  APPENDIX A
                                  ----------


Affiliate: _____________________________________________________________________

Total Number of shares of Inktomi Common Stock owned on the date hereof:________

Total Number of options to purchase Inktomi Common Stock owned on the date hereof (including the dates of grant, vesting, exercise prices and expiration dates):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                       EXHIBIT G
                                                                               -

THE SECURITY EVIDENCED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.


                           IMPULSE BUY NETWORK, INC.
                           a California corporation

                            SECURED PROMISSORY NOTE


$1,000,000                                                        April __, 1999


     1.   Principal and Interest.  Impulse Buy Network, Inc., a California
          ----------------------
corporation (the "Company"), for value received, hereby promises to pay to
                  -------
Inktomi Corporation, a Delaware corporation (the "Holder"), the principal amount
                                                  ------
of One Million Dollars ($1,000,000) in lawful money of the United States, together with simple interest at a rate equal to an annual rate of [prime] percent (__%). This Note shall become due and payable as to both accrued interest and principal on December 31, 1999. In the event the Company fails to pay any amount of principal or interest when due, the Holder shall thereafter be entitled to pursue its remedies under the Security Agreement and the California Commercial Code. All payments hereon, including any prepayment, shall be applied first to accrued interest and second to the reduction of the principal. This Note shall be secured by a lien on certain assets of the Company as provided herein.

     2.   Security Interest.  This Note is secured by a security interest and
          -----------------
assignment created under a Security Agreement executed concurrently herewith (the "Security Agreement") by the Company, as debtor, and Holder, as a secured
      ------------------
party, with respect to the Collateral described and defined in the Security Agreement.

     3.   Prepayment. The Company may prepay this Note in whole or in part and
          ----------
without penalty or premium, upon five (5) days prior written notice to the Holder.

     4.   Transfer of Note.  This Note may be transferred only upon surrender of
          ----------------
the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Holder shall provide the Company with prompt notice of any transfer of this Note; provided, however, that failure to provide such notice shall not void
           --------  -------
the transfer. Thereupon, a new Note for like principal amount will be issued to, and registered in the name of, the transferee. Principal is payable only to the registered holder of the Note.

     5.   Waiver of Notice, Etc. The Company waives presentment for payment,
          ---------------------
protest, notice of protest and notice of nonpayment of this Note.

     6.   Failure to Pay Principal or Interest When Due.  Upon the failure of
          ---------------------------------------------
the Company to pay any amount of principal or interest hereunder when due as set forth in Section 1 above, Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or Holder may proceed to enforce the payment of all sums due under this Note or to enforce any other legal or equitable right of Holder. No remedy herein conferred upon Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     7.   No Waiver.  No course of dealing between the Company and Holder or any
          ---------
delay on the part of Holder in exercising any rights hereunder shall operate as a waiver of any rights of Holder.

     8.   Miscellaneous.
          -------------

          a.   Expenses.  Following any failure of the Company to pay any amount
               --------
of principal or interest hereunder when due, The Company shall pay to Holder (and any other holder of this Note) all reasonable fees and expenses incurred by Holder (or any other holder of this Note) in enforcing its rights under this Note, whether or not litigation is commenced, including without limitation all reasonable fees and expenses of attorneys and expert witnesses.

          b.   Governing Law.  This Note shall be governed by and construed in
               -------------
accordance with the laws of the State of California as applied to agreements between California residents entered and to be performed entirely within California.

          c.   Amendment.  This Note and its terms may be changed, waived, or
               ---------
amended by the written consent of the Company and Holder.

          d.   Severability.  In case any provision contained herein (or part
               ------------
thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent that such provision is invalid, illegal, or unenforceable.

          e.   Notices.  Any notices, other communication or payment required or
               -------
permitted hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Holder:       Inktomi Corporation
                              1900 South Norfolk Street, Suite 310
                              San Mateo, California 94304
                              Attention:     Timothy J. Stevens, Esq.
                                             Vice President, General Counsel
                              Tel: (650) 653-2800
                              Fax: (650) 653-2891

          If to the Company:  Impulse Buy Network, Inc.
                              433 Airport Boulevard, Suite 123
                              Burlingame, California  94010
                              Attention:     Mark Goldstein
                                             President and Chief Executive
                                              Officer
                              Tel: (650) 401-2288
                              Fax: (650)

     This Secured Promissory Note is executed as of the date first above written.

                                    "COMPANY"

                                    IMPULSE BUY NETWORK, INC.


                                    By:  _______________________________________
                                         Mark Goldstein,
                                         President and Chief Executive Officer




Acknowledged and Agreed:

"HOLDER"

INKTOMI CORPORATION


_______________________________________
David C. Peterschmidt
President and Chief Executive Officer



                                                       IMPULSE BUY NETWORK, INC.
                                                       SECURED PROMISSORY NOTE

                                                                       EXHIBIT H
                                                                               -
                              SECURITY AGREEMENT
                              ------------------

     This SECURITY AGREEMENT, dated as of April __, 1999, is executed by Impulse Buy Network, Inc., a California corporation (the "Company" or "Debtor"), in
                                                   -------      ------
favor of Inktomi Corporation, a Delaware corporation  ("Secured Party").
                                                        -------------

                                   RECITALS
                                   --------

     A. Debtor and Secured Party have entered into that certain Secured Promissory Note (the "Note"), dated as of even date hereof, in favor of Secured
                      ----
Party in the principal amount of One Million Dollars ($1,000,000) in lawful money of the United States.

     B. In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Security Agreement and to grant the security interest in the "Collateral" as defined and described below.
                          ----------


                                   AGREEMENT
                                   ---------

     THE PARTIES AGREE AS FOLLOWS:

     1.   Grant of Security Interest.  As security for the Company's Obligations
          --------------------------
(as defined in Section 3) to the Secured Party, the Company hereby grants to the Secured Party security interests in the Collateral (as defined in Section 2).

     2.   Collateral.  The collateral covered by this Security Agreement
          ----------
consists of the following (collectively, the "Collateral"):
                                              ----------

          2.1  Inventory.  All inventory, raw material, work in process, and
               ---------
materials used or consumed in the Company's business, all warehouse receipts, bills of lading and other documents evidencing goods now owned or hereinafter acquired by the Company, and all goods covered thereby including accessions, additions, improvements and all products thereof whether in possession of the Company, warehousemen, bailees or any other person (collectively, "Inventory")
                                                                   ---------
and all proceeds of Inventory;

          2.2  Accounts.  All accounts, contract rights, chattel paper,
               --------
instruments, general intangibles and rights to payment of every kind now or at any time hereafter arising out of the business of the Company (whether arising from sale, lease or other disposition of Inventory or from performance of contracts for services, manufacture, storage, marketing or otherwise), including all securities, guaranties, warranties, indemnity agreements, maintenance agreements, insurance policies and other agreements pertaining to the same or the property described therein (collectively, "Accounts") and all proceeds of
                                               --------
Accounts;

          2.3  Equipment.  All equipment now owned or hereafter acquired by the
               ---------
Company, and all additions and accessions thereto (collectively "Equipment") and
                                                                 ---------
all the proceeds of Equipment;

          2.4  Fixtures.  All fixtures of the Company now owned or hereafter
               --------
acquired by the Company, and all additions and accessions thereto (collectively, "Fixtures") and all the proceeds of Fixtures;
 --------

          2.5  Other Personal Property.  All personal property of the Company
               -----------------------
not described in Sections 2.1, 2.2, 2.3 or 2.4, including, without limitation, any source code for computer software developed and owned by the Company; customer and supplier lists and contracts, books and records, insurance policies, tax refunds, contracts for the purchase of real or personal property; all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; all industrial designs and any registrations and applications therefor throughout the world; all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; all databases and data collections and all rights therein throughout the world; all moral and economic rights of authors and inventors, however denominated, throughout the world; all Web addresses, sites and domain names; all goodwill of the Company; all deposit accounts, money, certificated securities, uncertificated securities, instruments and documents; and any similar rights or equivalent rights related to the foregoing anywhere in the world (collectively, "Other Personal Property")
                                                       -----------------------
and all proceeds from any sale, transfer or distribution of Other Personal Property.

          2.6  Proceeds.  For purposes of this Security Agreement, "proceeds"
               --------                                             --------
shall include, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral.

     3.   Priority.  By way of this Agreement, Debtor grants to Secured Party a
          --------
first priority interest in the Collateral on the date hereof.

     4.   The Company's Obligations Secured Hereby.  The Company's "Obligations"
          ----------------------------------------                  -----------
to the Secured Party secured hereby are the following:

          4.1  Note.  Payment of the principal amount and interest evidenced by
               ----
the Note when such payment becomes due pursuant to Section 1 of the Note.

          4.2  Other Sums.  Payment of all other sums becoming due and payable
               ----------
to the Secured Party under this Security Agreement and the Note.

          4.3  Performance.  Performance and discharge of each and every
               -----------
obligation of the Company under this Security Agreement.

     5.   The Company's Warranties and Representations.  The Company represents
          --------------------------------------------
and warrants that:

          5.1  Accounts.  Each Account is, or will be when it arises, a genuine
               --------
Account owned by the Company free from liens, adverse claims, counterclaims, set-offs, defaults, defenses and conditions precedent, except as otherwise disclosed in writing to the Secured Party.

          5.2  Inventory, Equipment and Other Personal Property.  The Company,
               ------------------------------------------------
has or will have when it comes into existence, good and marketable title to the Inventory, Equipment and Other Personal Property free and clear of all matured liens and adverse claims and any type whatsoever except those (a) for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being diligently contested in good faith by the Company provided that the Company has provided adequate reserves, maintains sufficient availability or has posted a bond to prevent the enforcement of such lien; (b) those imposed by law, such as carrier's, warehouseman's and mechanic's liens, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty days past due (except to the extent such obligations are diligently contested in good faith by the Company, provided that the Company has provided adequate reserves or has posted a bond to prevent the enforcement of such lien);
(c) those arising out of pledges or deposits under workers' compensation laws or unemployment insurance; (d) leases, subleases, licenses or sublicenses granted to others not interfering in any material respect with the business of the Company or with the rights of the Secured Party under this Security Agreement or the Note; (e) easements, rights of way, rights of use, restrictions, defects or irregularities in title and other similar changes or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or with the rights of the Secured Party under this Security Agreement or the Note; and (f) automatic purchase money liens created by purchase orders of sellers of goods to the Company in the ordinary course of business, provided such liens are not perfected by possession or the filing of any notices or UCC financing statements; (g) those held by banks and other financial institutions acting as lenders to the Company pursuant to agreements in effect as of the date hereof; and, (h) those disclosed in the Agreement and Plan of Reorganization dated April __, 1999 between the Company and the Secured Party or which may occur hereafter in the ordinary course of business consistent with past practice (each of the foregoing shall be referred to herein as a "Permitted Lien").
 --------------

     6.   The Company's Covenants.  The Company agrees covenants that:
          -----------------------

          6.1  No Superior Security Interests.  The Company shall not grant a
               ------------------------------
security interest in any of the Collateral which is superior in right of repayment to the Company's Obligations to the Secured Party, except for any Permitted Lien.

          6.2  Perfection of Security Interest.  The Company shall execute and
               -------------------------------
deliver such documents as the Secured Party deem necessary to create, perfect and continue the security interests in the Collateral contemplated hereby.

          6.3  Use of Collateral.  The Collateral will not be used for any
               -----------------
unlawful purpose or in any way that will void any insurance required to be carried in connection therewith. The Company will keep the Collateral free and clear of liens and adverse claims other than Permitted Liens and, as appropriate and applicable, will keep it in good condition and repair, and will clean, shelter, and otherwise handle and maintain the Collateral in all such ways as are considered good practice by owners of like Collateral.

          6.4  Insurance of Collateral.  The Collateral will be insured at the
               -----------------------
Company's sole cost against all risks commonly insured by owners of like collateral. The Company agrees to pay when due all premiums for such insurance and all taxes, license fees and other charges in connection with the Collateral.

          6.5  Collection of Accounts.  Until the Secured Party elects to do so,
               ----------------------
the Company shall collect with diligence all of its Accounts and proceeds of Inventory, Equipment, Fixtures and Other Personal Property.

          6.6  Fees and Costs.  Upon the breach of the Company's Obligation, the
               --------------
Company shall pay all expenses, including reasonable attorneys' fees, incurred by the Secured Party in the preservation, realization, enforcement or exercise of any of the Secured Party's rights under this Security Agreement.

     7.   Remedies on Default.  Upon the breach of the Company's Obligations,
          -------------------
the Secured Party shall have all rights, privileges, powers and remedies provided by law for a secured party under the California UCC and this Security Agreement, which rights, privileges, powers and remedies shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of the same or any of them; provided, however, that the Company shall not be deemed in breach of its Obligations under Section 4.3 unless and until such breach remains uncured fifteen (15) days following written notice thereof by Secured Party. By way of example and not by way of limitation, the Secured Party may, pursuant to this Section 7, exercise any one or all of the remedies hereinafter set forth; to the extent consistent with the rights of a Secured Party under the California UCC:

          7.1  Possession of Collateral.  The Secured Party may take possession
               ------------------------
of all Collateral covered hereby (which Collateral the Company will assemble and make available to the Secured Party) and complete the processing of Inventory using the employees, facilities, equipment and other property of the Company to do so, all at the Company's expense and without compensation to the Company.

          7.2  Use, Operation and Sale of Collateral by the Secured Party.  The
               ----------------------------------------------------------
Secured Party may use, operate, consume and sell the Collateral in its possession as appropriate for the purpose of performing the Company's Obligations with respect thereto. The Company and the Secured Party agree that public or private sales, for cash or on credit, to a wholesaler or retailer or user of collateral of the types subject to this Security Agreement, or at public auction, are all commercially reasonable since differences in the sale prices generally realized in the different kinds of sale are ordinarily offset by the differences in the costs and credit risks of such sales.

          7.3  Secured Party's Exercise of Rights.  The Secured Party and the
               ----------------------------------
Company agree that any exercise of the rights, privileges, powers and remedies conferred upon the Secured Party under this Security Agreement or by law shall be executed and administered to ensure that Secured Party has a reasonable opportunity to participate in any such right, privilege, power or remedy, pro rata based on the outstanding principal of the Note held by Secured Party.

     8.   Payments After Demand.  All payments received and amounts realized by
          ---------------------
the Secured Party pursuant to Section 7, including all such payments and amounts received after any amounts of principal and interest outstanding under the Note becomes due and payable pursuant to Section 1 of the Note, as well as all payments or amounts then held or thereafter received by the Secured Party as part of the Collateral while any breach of the Company's Obligations shall be continuing, shall be promptly applied and distributed by the Secured Party in the following order of priority:

          (i) first, to the payment of all costs and expenses, including legal expenses and attorneys fees, incurred or made hereunder by the Secured Party, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under Section 7, and of all taxes, assessments or liens superior to the lien granted under this Security Agreement, except any taxes, assessments or other superior lien subject to which any said sale under Section 7 hereof may have been made;

          (ii) second, to the payment to the Secured Party the amount then owing or unpaid on the Note, such application to be made upon presentation of the Note and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid; and

          (iii) third, to the payment of the balance or surplus, if any, to the Company, the Company's successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

     9.   The Secured Party's Right to Cure; Reimbursement.  In the event the
          ------------------------------------------------
Company should fail to do any act as herein provided, the Secured Party may, but without obligation to do so, without notice to or release of the Company from any obligation hereof, make or do the same in such manner and to such extent as the Secured Party may deem necessary to protect the Collateral including, without limitation, the defense of any action purporting to affect the Collateral, or the rights or powers of the Secured Party hereunder, at the Company's expense.

     10.  Assigns and Successors.  This Security Agreement, together with the
          ----------------------
covenants and warranties contained in it, shall inure to the benefit of the Secured Party, their respective successors and assigns, and shall be binding upon the Company and its respective successors and assigns.

     11.  Presentment, etc.  Presentment, protest, notice of protest, notice of
          -----------------
dishonor, and notice of nonpayment are waived with respect to any proceeds to which the Secured Party are entitled hereunder and any rights to direct the application of payments for security for indebtedness of the Company hereunder, or indebtedness of customers of the Company, and any right to require proceedings against others or to require exhaustion of security, are waived.

     12.  Notices.  Any notices, other communication or payment required or
          -------
permitted hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Secured Party:     Inktomi Corporation
                                   1900 South Norfolk Street, Suite 310
                                   San Mateo, California 94304
                                   Attention:   Timothy J. Stevens, Esq.
                                                Vice President, General Counsel
                                   Tel:      (650) 653-2800
                                   Fax:      (650) 653-2891

          If to the Company:       Impulse Buy Network, Inc.
                                   433 Airport Boulevard, Suite 123
                                   Burlingame, California  94010
                                   Attention:   Mark Goldstein
                                                President and Chief Executive
                                                  Officer
                                   Tel:      (650) 401-2288
                                   Fax:      (650)

     13.  Governing Law.  This Security Agreement shall be governed by the laws
          -------------
of the State of California applicable to contracts entered into and wholly to be performed in California.

     14.  Enforcement.  If any portion of this Security Agreement is determined
          -----------
to be invalid or unenforceable, the remainder shall be valid and enforceable to the maximum extent possible.

     15.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the day and year first above written.


"DEBTOR"                            IMPULSE BUY NETWORK, INC.
                                    a California corporation


                                    ___________________________________
                                    Mark Goldstein
                                    President and Chief Executive Officer



"SECURED PARTY"                     INKTOMI CORPORATION
                                    a Delaware Corporation


                                    ___________________________________
                                    David C. Peterschmidt
                                    President and Chief Executive Officer

                                                                       EXHIBIT I
                                                                               -

                                April 30, 1999

Impulse Buy Network, Inc.
433 Airport Boulevard, Suite 123
Burlingame, California  94010


Ladies and Gentlemen:

     We have acted as counsel to Inktomi Corporation, a Delaware corporation ("Parent"), in connection with the merger (the "Merger") of IC Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), with and into Impulse Buy Network, Inc., a California corporation ("Impulse"), pursuant to the Agreement and Plan of Reorganization by and among Parent, Merger Sub and Impulse dated as of April 21, 1999 (the "Reorganization Agreement"). This opinion is furnished to you pursuant to Section 7.2(c) of the Reorganization Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meanings given to them in the Reorganization Agreement.

     We have acted as counsel for Parent and Merger Sub in connection with the negotiation of the Reorganization Agreement and the effectuation of the Merger. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents by any party other than Parent and Merger Sub where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expressions "to our knowledge," or "known to us," or similar language with reference to matters of fact means that, after an examination of documents made available to us by Parent and Merger Sub, and after inquiries of officers of Parent and Merger Sub, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for Parent and Merger Sub solely in connection with the Reorganization Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and

Impulse Buy Network, Inc.
April 30, 1999
Page 2

no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Parent and Merger Sub or the rendering of the opinions set forth below.

     For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Reorganization Agreement and we assume that the representations and warranties made by you in the Reorganization Agreement and pursuant thereto are true and correct.

     The opinions hereinafter expressed are subject to the following qualifications:

     A. We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

     B. We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal or state laws affecting the rights of creditors;

     C. We express no opinion as to compliance with the anti-fraud provisions of state and federal laws, rules and regulations concerning the issuance of securities;

     D. We express no opinion as to the enforceability of any of the agreements attached as exhibits to the Reorganization Agreement, other than the Declaration of Registration Rights;

     E. We express no opinion as to the enforceability of the indemnification provisions of Section 6 of the Declaration of Registration Rights to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions; and

     F. We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to laws of any jurisdiction other than the laws of the United States of America, the Delaware General Corporation Law and the laws of the State of California.

     Based upon and subject to the foregoing, and as except as set forth in the Reorganization Agreement, we are of the opinion that:

     1. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the State of California. Merger Sub is a corporation duly organized, validly

Impulse Buy Network, Inc.
April 30, 1999
Page 3

existing, and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted.

     2. Parent and Merger Sub have all requisite corporate power and authority to enter into the Reorganization Agreement and to consummate the transactions contemplated thereby and Parent has all requisite corporate power and authority to enter into the Declaration of Registration Rights. The execution and delivery of the Reorganization Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and the execution and delivery of the Declaration of Registration Rights has been duly authorized by all corporate action on the part of Parent. The Reorganization Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms. The Declaration of Registration Rights has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent, enforceable against it in accordance with its terms. The execution and delivery of the Reorganization Agreement and the Declaration of Registration Rights do not, and the consummation of the transactions contemplated thereby will not, result in any violation of or default (with or without notice or lapse of time, or both), under any provision of the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Merger Sub or any contract or other agreement filed as an exhibit to the most recent annual report of Parent on Form 10-K or the quarterly report of Parent on Form 10-Q for the quarter ended December 31, 1998 or, to our knowledge, any order, decree, statute, law, ordinance, rule or representation applicable to Parent or Merger Sub, the violation or default of which would have a material adverse effect upon the ability of Parent or Merger Sub to consummate the Merger, or a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of the Reorganization Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated thereby except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of California or (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

     3. The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued and delivered in accordance with the Reorganization Agreement, be duly authorized, validly issued, fully paid and non-assessable, and free of liens, encumbrances, or preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of Parent;

Impulse Buy Network, Inc.
April 30, 1999
Page 4

provided, however, that such shares are subject to such restrictions as are
--------  -------
expressly set forth in the Reorganization Agreement and the Declaration of Registration Rights, and may be subject to restriction on transfer under state and/or federal securities laws.

     4. To our knowledge, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter, or materially delay any of the transactions contemplated by the Reorganization Agreement.

     5. Subject to the accuracy of representations provided by the Impulse shareholders, the Parent Common Stock to be issued pursuant to the Reorganization Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended.

     This opinion is solely for your benefit and is not to be made available to or relied upon by any other person without our express prior written consent.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                                                                       EXHIBIT J
                                                                               -

                                April 30, 1999


Inktomi Corporation
1900 South Norfolk Street, Ste. 310
San Mateo, CA 94403

     Re:  Impulse! Buy Network, Inc.

Ladies and Gentlemen:

     We have acted as special counsel to Impulse Buy Network, Inc., a California corporation (the "Company"), in connection with that certain Agreement and Plan of Reorganization, dated as of April 21, 1999 (the "Agreement"), by and among the Company, Inktomi Corporation, and IC Acquisition Corp. This opinion letter is required under Section 7.3(d) of the Agreement. Except as otherwise indicated, capitalized terms used herein are defined as set forth in the Agreement.

     In connection with this opinion letter, we have examined the Agreement (including all Schedules and Exhibits thereto) and the documents required to be delivered by the Company at the Closing (the "Company's Closing Documents"). We have also examined the organizational documents of the Company and such corporate records and other documents and have made such examination of law as we have deemed necessary in connection with this opinion letter.

     In rendering this opinion letter, as to questions of fact material to this opinion letter we have relied, to the extent we have deemed such reliance appropriate, without investigation, on certificates and other communications from public officials and others and from directors, officers and employees of, and accountants for, the Company and on representations of the Company set forth in the Agreement, including, without limitation, the Certificate of Company Officers dated April 30, 1999, a copy of which is delivered to you herewith.

     Whenever a statement herein is qualified by "known to us," "to our knowledge," or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any special or independent investigation to determine

Inktomi Corporation
April 30, 1999
Page 2

the accuracy of such statement, except as expressly described herein. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Company in other matters, if any, in which such attorneys are not involved. With respect to opinions which are qualified by reference to materiality, we have relied to a large extent upon the opinions of officers and representatives of the Company and the Shareholders.

     In connection with this opinion letter, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures other than those on behalf of the Company, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that:

     (a) All parties to the Merger and other transactions contemplated by the Agreement (collectively, the "Contemplated Transactions") other than the Company (collectively, the "Other Parties") have legal existence and all natural persons involved in the Contemplated Transactions have sufficient legal capacity to enter into and perform their respective obligations under the Agreement and to carry out their roles in the Contemplated Transactions;

     (b) The Contemplated Transactions have been duly authorized by all necessary corporate or other action on the part of all Other Parties;

     (c) Persons acting on behalf of all Other Parties, including agents and fiduciaries, were duly authorized so to act;

     (d) Each of the Other Parties has complied with all legal requirements applicable to it that affect the Contemplated Transactions or are necessary to make the Agreement and the Company's Closing Documents enforceable against it;

     (e) Each of the Other Parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Agreement and the Company's Closing Documents against the Company;

     (f) The Company holds the requisite title and rights to its respective properties;

     (g) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

     (h) The Contemplated Transactions comply with any test of good faith or fairness required by law; and

     (i) All statutes, judicial and administrative decisions, rules and regulations of governmental agencies or self-regulatory bodies applicable to this opinion letter

Inktomi Corporation
April 30, 1999
Page 3

            are generally available to lawyers practicing in California and are in a format that makes legal research reasonably feasible.

     The opinions set forth herein are subject to the following qualifications:

     (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally;

     (ii) the effects of the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, whether applied by a court of law or equity, with respect to the performance and enforcement of the Agreement and the Company's Closing Documents;

     (iii) the effect of applicable court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens upon an obligor, and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the creditor, or which have held that the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's covenants of good faith and fair dealing implied under California law;

     (iv) the effect of California statutes and rules of law which cannot be waived prospectively by a obligor;

     (v) we express no opinion as to the enforceability of any covenant not-to-compete or as to the effect of any anti-trust laws;

     (vi) any limitations under applicable law which relate to the indemnification provisions of the Agreement; and

     (vii) with respect to the opinions in paragraph (B) as to outstanding securities of the Company, we have relied entirely upon a review of the minute books and shareholder records of the Company, and upon certificates, statements and representations of representatives of the Company although we have no reason to believe that such minute books, shareholder records and certificates are erroneous or incomplete.

     Based upon and subject to the foregoing and to the last paragraph of this letter, it is our opinion that:

     (A) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse

Inktomi Corporation
April 30, 1999
Page 4

          Effect on the Company. The Company has all requisite corporate power and authority to own and operate its properties, to lease the properties it currently operates under lease, and to carry on its business as now being conducted.

     (B) Immediately prior to the Effective Time, the authorized capitalization of the Company is as follows:

          (1)  Preferred Stock.  4,041,174 shares of Preferred Stock, no par
               ---------------
               value (the "Preferred Stock"), 1,162,652 of which shares have been designated Series A Preferred Stock, of which 1,042,170 are issued and outstanding, and 2,878,522 of which shares have been designated Series B Preferred Stock, 2,801,946 of which are issued or outstanding. The outstanding shares of Preferred Stock have been duly authorized and validly issued, and, to our knowledge, are fully paid and nonassessable.

          (2)  Common Stock.  15,000,000 shares of common Stock, no par value
               ------------
               (the "Common Stock"), 3,417,477 of which have been duly authorized and validly issued, and to our knowledge, are fully paid and nonassessable.

          (3)  Rights to Acquire Stock.  Except for (i) the conversion
               -----------------------
               privileges of Preferred Stock; (ii) the rights of first refusal as set forth in the Company Schedules; (iii) the outstanding warrant to purchase 120,482 shares of Series A Preferred Stock;
               (iv) the outstanding warrant to purchase 76,576 shares of Series B Preferred Stock; (v) 1,066,987 shares of Common Stock reserved for issuance to employees, consultants, officers, or directors of the Company pursuant to stock options, of which, to our knowledge, 779,725 are currently outstanding, or pursuant to stock purchase rights, of which, to our knowledge, none are currently outstanding and (vi) the option commitments set forth in Schedule 2.3(b) of the Agreement, there are, to our knowledge, no options, stock purchase rights, warrants, conversion privileges, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

     (C) At or before the Effective Time, any rights of any holder or prospective holder of the Company's securities to cause such securities to be registered under the Securities Act, and any information rights, voting rights, rights of co-sale, rights to maintain equity percentage, rights of first refusal, or management rights, in each case of granted pursuant to (i) that certain Registration and Information Rights Agreement dated as of July 27, 1998, as subsequently amended on October 22, 1998, by and between the Company and each of the persons or entities listed on Exhibit A and Exhibit A-1 thereto, (ii) that certain Right of First

Inktomi Corporation
April 30, 1999
Page 5

          Refusal and Co-Sale Agreement dated as of July 27, 1998 by and among the Company and those persons or entities listed on Schedule A and Schedule B thereto, (iii) that certain Voting Agreement dated as of July 27, 1998, as subsequently amended on October 22, 1998, by and among the Company and the persons or entities listed on Exhibit A thereto, and (iv) that certain Management Rights letter from the Company to Softbank Technology Ventures IV, L.P. dated July 27, 1998 shall have been terminated, except as expressly contemplated by the Agreement.

     (D) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement. The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action of the Company, and the Agreement has been duly executed and delivered by the Company. The Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company according to its terms.

     (E) Subject to the same exceptions as set forth in paragraph (F) below, the execution, delivery and performance of the obligations of the Company under the Agreement, do not (i) to our knowledge, violate any provision of any federal or California law, rule or regulation applicable to the Company, (ii) violate any provision of the Company's Articles of Incorporation, as amended, or Bylaws, as amended, or (iii) to our knowledge, conflict with or constitute a material default under the provisions of judgments, writs, decrees or orders, if any, specifically identified in the Company Schedules or the provisions of any Material Agreement.

     (F) The execution, delivery and performance of the obligations of the Company under the Agreement do not, to our knowledge, require any consents, approvals, permits, orders or authorizations of, or any qualifications, registrations, designations, declarations or filings with, any federal or California state governmental authority on the part of the Company except (i) as have been obtained and are effective, (ii) the filing of the Agreement of Merger with the California Secretary of State, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iv) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which if not made or obtained would not have a Material Adverse Effect on the Company.

     (G) To our knowledge, except as set forth in the Company Schedules, there is no action, suit, proceeding or investigation pending against the Company before any court or administrative agency (i) that questions the validity of the Agreement or the right of the Company to enter into the Agreement and the Company's Closing

Inktomi Corporation
April 30, 1999
Page 6

          Documents or (ii) that, if determined adversely, would be likely to result in a Material Adverse Effect on the Company.

     Our opinions expressed above are limited to the laws of the State of California and the laws of the United States of America, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion letter is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Agreement or the Agreement of Merger that would modify the terms or rights and obligations of the parties thereunder. This opinion letter is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person, without our prior written consent. No one other than the addressee hereof is entitled to rely on this opinion letter. This opinion letter is rendered solely for purposes of the Contemplated Transactions and should not be relied upon for any other purpose.

                                    Very truly yours,